UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August  8, 2007

UNIVERSAL AMERICAN FINANCIAL CORP.

(Exact name of Registrant as Specified in Charter)

New York	0-11321	11-2580136
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Six International Drive, Suite 190

Rye Brook, New York 10573

(Address of Principal Executive Offices) (Zip Code)

(914) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 24013e-4(c))

Item 8.01.              Other Events

On July 16, 2007, Universal American Financial Corp. filed with the Securities and Exchange Commission a Registration Statement/Proxy Statement on Form S-4 (File No. 333-143822) in connection with our annual meeting and our previously announced proposed acquisition of MemberHealth, Inc., or “MemberHealth,” a privately-held pharmacy benefits manager and sponsor of CCRx, a national Medicare Part D Plan.  Also as previously announced, simultaneous with our entering into the merger agreement for MemberHealth, on May 7, 2007, we entered into a securities purchase agreement, which we call the “stage 1 securities purchase agreement”, pursuant to which we agreed to issue and sell to certain equity investors, in a private placement, an aggregate of 30,473 shares of Series A Participating Convertible Preferred Stock, which we call the “Series A Preferred Stock”, and 19,527 shares of Series B Participating Convertible Preferred Stock, which we call the “Series B Preferred Stock.”  The stage 1 sale closed on May 15, 2007.  On May 7, 2007, we entered a second securities purchase agreement, which we call the “stage 2 securities purchase agreement”, pursuant to which we have agreed to issue and sell to the equity investors an aggregate of 125,000 shares of Series B Preferred Stock or Series A Preferred Stock.  The Registration Statement/Proxy Statement contains risk factors related to our business, some of which have been updated from prior reports with recently available information and some of which may be relevant if the MemberHealth transaction and the stage 2 securities purchase agreement are completed.  These updated risk factors are included in this report below.

Unless the context otherwise requires, references in this report to Universal American, our, we or us means Universal American Financial Corp., together with our subsidiaries.

RISK FACTORS

This report includes both historical and forward-looking statements. The forward-looking statements are made within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements in this report or made by us elsewhere to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with these safe harbor provisions. We have based these forward-looking statements on our current expectations and projections about future events, trends and uncertainties. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, including, among other things, the information discussed below. If any of the following risks or uncertainties develops into actual events, this could significantly and adversely affect our business, prospects, financial condition or operating results. The risks and uncertainties described below are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may adversely affect our business. In making these statements, we are not undertaking to address or update each factor in future filings or communications regarding our business or results. Our business is highly complicated, regulated and competitive with many different factors affecting results.  If any of the following risks or uncertainties develops into actual events, this could significantly and adversely affect our business, prospects, financial condition and operating results. In that case, the trading price of our common stock could decline materially.

Risks related to the combination of our business and MemberHealth’s business

The integration of MemberHealth with our current business may not be successful.

Our management will be required to devote a significant amount of time and attention to the process of integrating the operations of MemberHealth’s business with our current business. This may decrease the time they will have to service existing customers, attract new customers and develop new services or strategies. The integration of our and MemberHealth’s businesses may present significant systems and operational integration risks. We may be unable to integrate the MemberHealth business into our operations in an efficient, timely and effective manner, which could have a material adverse effect on the combined company’s business, financial condition and results of operations.

The combined company may not realize the anticipated synergies, cost savings and growth opportunities we anticipate from the merger and will increase our exposure to regulatory risks.

The success of the merger will depend, in part, on our and MemberHealth’s ability to realize synergies, cost savings and growth opportunities that we anticipate from integrating our current businesses with those of MemberHealth. The combined company’s success in realizing these synergies, cost savings and growth opportunities, and the timing of this realization, depends on the successful integration of MemberHealth’s and our businesses and operations. Even if the combined company is able to integrate our current business and MemberHealth’s business and operations successfully, there can be no assurance that this integration will result in the realization of the full benefits of synergies, cost savings and growth opportunities that we would expect from this integration or that these benefits will be achieved within the time frame we anticipate. For example, the elimination of duplicative costs may not be possible or may take longer than anticipated, the benefits from the merger may be offset by costs incurred or delays in integrating the businesses and regulatory authorities could impose conditions on the combined company’s business in connection with granting approval for the merger.

The growth of our and MemberHealth’s Medicare and Part D business is an important part of our business strategy. Any failure to achieve this growth may have a material adverse effect on our financial position, results of operations or cash flows. In addition, the expansion of our Medicare business in relation to our other businesses may intensify the risks to us, including regulatory risks, inherent in the Medicare business, which are described elsewhere in this document. These expansion efforts may result in less diversification of our revenue stream.

There can be no assurance that we will be able to successfully implement our operational and strategic initiatives that are intended to position us for future growth or that the products we design will be accepted or adopted in the time periods assumed. We also make no assurance that investments in these initiatives will recoup their costs and/or be profitable in the future. Failure to implement this strategy may result in a material adverse effect on our financial position, results of operations and cash flows.

Whether or not the merger is completed, the announcement and pendency of the merger could impact or cause disruptions in our and MemberHealth’s businesses, which could have an adverse effect on our and their results of operations and financial condition.

Specifically:

•                     our and MemberHealth’s employees may experience uncertainty about their future roles with the combined company, which might adversely affect our and MemberHealth’s ability to retain and hire key managers and other employees;

•                     if the merger is completed, the potential availability of certain “change in control” benefits could result in increased costs for us and difficulties in retaining our and MemberHealth’s officers and employees;

•                     the attention of our and MemberHealth’s management may be directed toward the completion of the merger and transaction-related considerations and may be diverted from the day-to-day business operations of their respective companies; and

•                     pharmaceutical manufacturers, retail pharmacies, pharmacy benefit management, or “PBM”, companies or other vendors or suppliers may seek to modify or terminate their business relationships with us or MemberHealth.

The acquisition of MemberHealth with our current business may adversely impact our business relationship with PharmaCare Management Services, Inc., which could, regardless of the merger, be terminated after 2008.

On March 21, 2005, we entered into a strategic alliance in the ordinary course of business with PharmaCare Management Services, Inc., or “PharmaCare”, a pharmacy benefits manager that is a wholly-owned subsidiary of CVS Caremark Corporation, or “CVS Caremark”, pursuant to which PharmaCare performs PBM services for our Medicare Part D Plans. Under the strategic alliance, we share equally with PharmaCare in the results of the Medicare Part D business, including through (i) a 50% coinsurance funds withheld reinsurance agreement with PharmaCare’s wholly-owned subsidiary, PharmaCare Captive Re, Ltd., and (ii) Part D Management Services, L.L.C., or “PDMS”, the joint venture owned equally by us and PharmaCare, which principally performs Medicare Part D marketing and risk management services for which it receives fees and other remuneration from our Medicare Part D plans and PharmaCare Re.

The strategic alliance continues in effect through December 2007, and, thereafter, automatically renews annually for successive Medicare Part D coverage years beginning in January 2008, unless either we or PharmaCare deliver to the other party a notice of offer to purchase all of such other party’s interest in one or more of the regions approved by the Centers for Medicare and Medicaid Services, or “CMS”, in which we sell our Medicare Part D plans. The receiving party of the offer notice may elect to (a) sell its interest to the initiating party for the price stated in the offer notice or (b) buy the interest of the initiating party for the price stated in the offer notice. To be effective, the offer notice must be delivered at least 11 months prior to the beginning of the Medicare Part D coverage year to which the offering applies. No such notice was delivered by either party for the 2008 coverage year.

Our strategic alliance with PharmaCare will continue to be effective through 2008, but we cannot make assurances that it will continue to be effective beyond 2008. We are uncertain of the impact of the merger on PharmaCare’s willingness to deliver such a notice, since MemberHealth potentially competes with PharmaCare.

Following the merger, we may not be able to continue for an indefinite period all of the Prescription

Drug Plans that we and MemberHealth currently operate.

Current CMS rules will allow us to operate both our and MemberHealth’s Part D Plans for the following three years for which contract bids may be submitted to CMS to operate Part D Plans. After that we will only be allowed to offer up to two basic benefit plans in each region. We may be allowed to offer up to four plans in a given region if such four plans include two plans with gap coverage and at least one plan that offers coverage of all generics and all preferred brands through the entire gap period.

After the closing of the merger and stage 2 securities purchase agreement, sales of our common stock and the ownership of common stock by the shareholders of MemberHealth and the equity investors may negatively affect the market price of our common stock.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market after the completion of the merger or upon the sale of shares by the equity investors following the completion of the issuances contemplated by the stage 1 and stage 2 securities purchase agreements or the perception that these sales could occur. All shares of our common stock received by MemberHealth’s investors in the merger and not otherwise subject to the shareholders agreement (or another agreement entered into with us) will be freely transferable following the consummation of the merger. All shares of our Series A Preferred Stock and Series B Preferred Stock received by the equity investors pursuant to the securities purchase agreements will be transferable after a period of one year following the acquisition of such Series A Preferred Stock and Series B Preferred Stock by the equity investors (and common shares issuable upon the direct or indirect conversion thereof). These sales, or the possibility that these sales may occur, may also make it more difficult for us to obtain additional capital by selling equity securities in the future at a time and at a price that we deem appropriate.

Following the merger and the completion of the transactions contemplated by the stage 1 and stage 2 securities purchase agreements, the fact that the former investors in MemberHealth and the equity investors will own a significant block of our voting shares and will have the ability to appoint six of our thirteen directors may negatively affect the market price of our common stock. In addition, in the event we are unable to arrange satisfactory equity financing and MHRx elects to increase the number of shares of common stock to be issued as consideration for the merger, as much as 25% of our common stock could be held by certain affiliated holders (assuming that the merger is consummated and that requisite clearances, approvals or waivers are obtained that would permit the exercise of shares of Series A Preferred Stock for shares of Series B Preferred Stock and the conversion of the shares of Series B Preferred Stock into shares of our common stock). As the result of the provisions of the merger agreement with MemberHealth that may require the issuance of additional shares of our common stock, we could be required to issue up to our entire remaining unissued authorized common stock as merger consideration.

The merger may not be accretive and may cause dilution to our earnings per share, which may harm the market price of our common stock.

We currently anticipate that the merger will be accretive to earnings per share during the first full calendar year after the merger. This expectation is based on preliminary estimates and assumptions which may materially change after the completion of the merger.

The combined businesses could also encounter additional transaction and integration-related costs or other factors such as the failure to realize all of the benefits anticipated in the merger. All of these factors could cause dilution to our earnings per share or decrease the expected accretive effect of the merger and cause a decrease in the price of our common stock.

If the conditions to the merger are not met, the merger may not occur.

Specified conditions set forth in the merger agreement must be satisfied or waived to complete the merger. These conditions include but are not limited to the following:

•                  The approval, by a majority of the votes cast by the holders of our common stock and Series B Preferred Stock at the annual meeting, voting together as a single class (in person or by proxy), of the issuance of shares of our common stock as merger consideration pursuant to the merger agreement and Class B and/or Series A Preferred Stock pursuant to the stage 2 securities purchase agreement;

•                  No effective injunction, writ or preliminary restraining order or any order of any nature issued by a court or governmental authority of competent jurisdiction exists which prohibits or makes illegal the completion of the merger and equity investment;

•                  All material consents, authorizations, orders or approvals of, and filing or registrations with, any state insurance regulators or other governmental authorities which are required in connection with the consummation of the merger shall have been obtained or made and shall be in full force and effect;

•                  Any approvals required to be obtained from CMS shall have been obtained including, if necessary, any related novation of the MemberHealth CMS agreement;

•                  Certain conditions must be met as to the accuracy of our and MemberHealth’s representations and warranties in the merger agreement;

•                  Our and MemberHealth’s compliance with certain material covenants; and

•                  No material adverse effect shall have occurred within the meaning of the merger agreement.

If the conditions are not satisfied or waived, the merger will not occur or will be delayed, we will have incurred substantial fees and expenses in connection with the merger and we may lose some or all of the intended benefits of the merger.

We must obtain governmental and regulatory consents to complete the merger, which, if delayed, not granted or granted with unacceptable conditions, may jeopardize or delay the completion of the merger, result in additional expenditures of money and resources and/or reduce the anticipated benefits of the merger.

Completion of the merger is conditioned on the receipt of certain governmental authorizations, consents, orders and approvals, including the expiration or termination of the applicable waiting periods under the HSR Act and any required approvals of applicable insurance regulatory agencies and CMS in connection with the merger and the equity investments. The surviving MemberHealth entity will require CMS approval to continue the current MemberHealth Medicare Part D plan sponsor contract. As part of that process, the surviving entity will need to demonstrate to CMS’ satisfaction that it qualifies in each State in which it offers a prescription drug plan as either a State-licensed risk bearing entity or as an entity eligible for a waiver of the licensure requirement under the Part D regulations. We intend to pursue all required approvals in accordance with the merger agreement. If we do not receive these approvals, or do not receive them on terms that satisfy the conditions set forth in the merger agreement, we will not be obligated to complete the merger.

The governmental agencies from which we and MemberHealth will seek these approvals have broad discretion in administering the governing regulations. As a condition to approval of the merger, agencies may impose requirements, limitations or costs, or require divestitures or place restrictions on the conduct of the combined company’s business. These requirements, limitations, costs, divestitures or restrictions could jeopardize or delay the completion of the merger and may reduce the anticipated benefits of the merger. Further, no assurance can be given that the required consents and approvals will be obtained or that the required conditions to closing will be satisfied, and, if all required consents and approvals are obtained and the conditions to the completion of the merger are satisfied, no assurance can be given as to the terms, conditions and timing of the approvals. If we agree to any material requirements, limitations, costs, divestitures or restrictions in order to obtain any approvals required to complete the merger, these requirements, limitations, additional costs or restrictions could adversely affect the two companies’ ability to integrate their operations or reduce the anticipated benefits of the merger. This could result in a failure to complete the merger or have a material adverse effect on the business and results of operations of the combined company.

The stage 2 securities purchase agreement contains conditions that may not be satisfied, in which case we may need to arrange for alternative sources of financing.

Specified conditions set forth in the stage 2 securities purchase agreement must be satisfied or waived to complete the issuance of shares as contemplated therein.  These conditions include but are not limited to the following:

•                  The satisfaction of the conditions of the merger agreement;

•                  Certain conditions must be met as to the accuracy of our and MemberHealth’s representations and warranties in the stage 2 securities purchase agreement;

•                  Our and MemberHealth’s compliance with certain material covenants; and

•                  No material adverse effect shall have occurred within the meaning of the stage 2 securities purchase agreement.

If the conditions are not satisfied or waived, the issuance of shares contemplated by the stage 2 securities purchase agreement will not occur or will be delayed, we will have incurred professional fees and other expenses and we may lose some or all of the intended benefits of such issuance of shares.

Our loan commitments contain conditions that may not be satisfied, in which case we may need to arrange for alternative sources of financing.

The following conditions, in addition to other customary closing conditions, must be satisfied or waived if we are to obtain funds pursuant to our loan commitment with Bank of America and Banc of America Securities:

•                  no material adverse effect shall have occurred on us since December 31, 2006;

•                  we shall have used commercially reasonable efforts to obtain a corporate rating by Standard & Poor’s Ratings Group on the closing date of the facilities;

•                  the proceeds from the stage 2 securities purchase agreement shall be available, and, together with the proceeds from the borrowings made on the closing date of the facilities, shall be sufficient to consummate the merger, and to pay related fees, commissions and expenses;

•                  the transactions contemplated by the merger agreement shall have been consummated;

•                  there shall not exist any default or event of default under any of our material indebtedness;

•                  a refinancing shall have been consummated with respect to our current credit facilities, all commitments relating thereto shall have been terminated, and all liens or security interests (other than those allowed under the facilities) shall have been terminated or released;

•                  at least 20 business days prior to the closing date of the facilities, we shall have provided to Banc of America Securities our audited financial statements and those of MemberHealth for each of the three fiscal years immediately preceding the merger. Banc of America Securities shall have also received any of our appropriate unaudited financial statements and those of MemberHealth for any interim period, or periods, ended at least 45 days prior to the closing date of the facilities, as well as pro forma financial statements that give effect to the merger and the reorganization;

•                  at the time of the initial funding, and after giving effect to such funding and the merger, our consolidated leverage ratio shall not be greater then 3.25:1.00; and

•                  we shall have demonstrated that after giving effect to the merger we have not less than $140 million unused availability under our revolving credit facility.

Failure to complete the merger could adversely impact the market price of our common stock as well as our business, financial condition and results of operations.

        If the merger is not completed for any reason, the price of our common stock may decline to the extent that the market price of our common stock reflects positive market assumptions that the merger will be completed and the related benefits will be realized.

Certain of our directors and executive officers have interests that are different from, or in addition to, the interests our shareholders generally.

        Some of our directors who recommend that our shareholders vote in favor of adopting the merger agreement, and our and MemberHealth’s executive officers who provided information to our board of directors relating to the merger, have significant equity ownership in us or MemberHealth, employment, indemnification and severance benefit arrangements, potential rights to certain other benefits on a change in control of us or MemberHealth and rights to ongoing indemnification and insurance that provide them with interests in the merger that may differ from the interests of our shareholders generally. The receipt of compensation or other benefits by our executive officers in connection with the merger may make it more difficult for the combined company to retain their services after the merger, or require the combined company to expend additional sums to continue to retain their services. In addition, consistent with our compensation philosophy of senior executives being awarded approximately 5% of our aggregate equity ownership, certain of our executives are likely to receive additional equity grants as a result of the increase in our outstanding shares due to the merger and the investment by the equity investors. Our shareholders should be aware of these interests when considering our board of directors’ recommendation that they vote in favor of adopting the merger agreement and approving the merger.

We and MemberHealth may be unable to continue to provide the Medicare Advantage plans or Medicare Part D benefits profitably.

        Beginning in 2006, organizations that offer Medicare Advantage plans of the type we and MemberHealth currently offer were required to offer a prescription drug benefit, as defined by Medicare, and Medicare Advantage enrollees were required to obtain their drug benefit from their Medicare Advantage plan. Such combined managed care plans offering drug benefits are, under the new law, called MA-PDs. Current enrollees may prefer a stand-alone drug plan and may disenroll from the Medicare Advantage plan altogether in order to participate in another drug plan. Accordingly, the new prescription drug benefit could reduce our profitability and membership enrollment.

        Some enrollees may have chosen our Medicare Advantage plan in the past rather than another Medicare fee-for-service program because of the added drug benefit that we offer with our Medicare Advantage plans. Effective January 1, 2006, Medicare beneficiaries began having the opportunity to obtain a drug benefit without joining a managed care plan. Additionally, Medicare beneficiaries that participate in a Medicare Advantage plan that enroll in a stand-alone Prescription Drug Plan, or “PDP”, will be automatically disenrolled from their Medicare Advantage plan. Accordingly, the existence of PDPs in our service areas could result in our members intentionally or inadvertently disenrolling from our plans and reduce our membership and profitability.

        We began marketing our MA-PDs and PDPs in October 2005 and began enrolling members on November 15, 2005, effective as of January 1, 2006, as did MemberHealth. Our ability to profitably operate our MA-PDs and our and MemberHealth’s PDPs will depend on a number of factors, including our ability to attract members, to continue to develop the necessary core systems and processes and to manage our medical expense related to these plans. Because there has only been one year of experience with the new Medicare Part D program, there remains uncertainty as to the ultimate market size, consumer demand, and related medical loss ratio. Accordingly, we do not know whether we will be able to operate our MA-PDs or our and MemberHealth’s PDPs profitably or competitively in the future, and our failure to do so could have a material adverse effect on our results of operations and financial condition.

        The Medicare Prescription Drug, Improvement and Modernization Act of 2003, or “MMA”, provides for “risk corridors” that are expected to limit to some extent the losses MA-PDs or PDPs would incur if their costs turned out to be higher than those in the per member per month bids submitted to CMS in excess of certain specified ranges. For example, for 2006 and 2007 drug plans will bear all gains and losses up to 2.5% of their expected costs, but will be reimbursed for 75% of the losses between 2.5% and 5%, and 80% of losses in excess of 5%. It is anticipated that the initial risk corridors in 2006 and 2007 will provide more protection against excess losses than will be available beginning in 2008 and future years as the thresholds increase and the reimbursement percentages decrease. In addition, we expect there will be a delay in obtaining reimbursement from CMS for reimbursable losses pursuant to the risk corridors. In that event, we expect there would be a negative impact on our cash flows and financial condition as a result of being required to finance excess losses until we are reimbursed. In addition, as the risk corridors are designed to be symmetrical, a plan whose actual costs fall below their expected costs would be required to reimburse CMS based on a similar methodology as set forth above. Furthermore, reconciliation payments for estimated upfront Federal reinsurance payments, or, in some cases, the entire amount of the reinsurance payments, for Medicare beneficiaries who reach the drug benefit’s catastrophic threshold, are made retroactively on an annual basis, which could expose plans to upfront costs in providing the benefit. Accordingly, it may be difficult to accurately predict or report the operating results associated with our drug benefits. We anticipate settling with CMS on amounts related to the risk corridor adjustment and subsidies in 2007 as part of final settlement of Medicare Part D payments for the 2006 plan year.

CMS’s risk adjustment payment system and budget neutrality factors make our revenue and profitability difficult to predict and could result in material retroactive adjustments to our results of operations.

        All of the Medicare Advantage programs we offer are offered through Medicare. As a result, our profitability is dependent, in large part, on continued funding for government healthcare programs at or above current levels. The premium rates paid to health plans like ours by the Federal government are established by contract, although the rates differ depending on a combination of factors such as a member’s health status, age, gender, county or region, benefit mix, member eligibility categories, and the plans’ risk scores.

        CMS has implemented a risk adjustment model which apportions premiums paid to Medicare health plans according to health severity. A risk adjustment model pays more for enrollees with predictably higher costs. By 2007, CMS has completely phased-in this payment methodology with a risk adjustment model that bases a portion of the total CMS reimbursement payments on various clinical and demographic factors including hospital inpatient diagnoses, diagnosis data from ambulatory treatment settings, including hospital outpatient facilities and physician visits, gender, age, and Medicaid eligibility.

        Under the risk adjustment methodology, all Medicare health plans must capture, collect and submit the necessary diagnosis code information from inpatient and ambulatory treatment settings to CMS within prescribed deadlines. The CMS risk adjustment model uses this diagnosis data to calculate the risk adjusted premium payment to Medicare health plans. As a result of this process, it is difficult to predict with certainty our future revenue or profitability. In addition, our own risk scores for any period may result in favorable or unfavorable adjustments to the payments we receive from CMS and our Medicare premium revenue. There can be no assurance that our contracting physicians and hospitals will be successful in improving the accuracy of recording diagnosis code information and thereby enhancing our risk scores.

        Commensurate with phase-in of the risk-adjustment methodology, payments to Medicare Advantage plans are also adjusted by a “budget neutrality” factor. The budget neutrality factor was implemented to prevent overall health plan payments from being reduced during the transition to the risk-adjustment payment model. The payment adjustments for budget neutrality were first developed in 2002 and began to be used with the 2003 payments. The budget neutrality adjustment will begin phasing out in 2007 and will be fully eliminated by 2011. The risk adjustment methodology and phase-out of the budget neutrality factor will reduce our plans’ premiums unless our risk scores increase. We cannot assure you that our risk scores will increase in the future or, if they do, that they will be large enough to offset the elimination of this adjustment. As a result of the CMS payment methodology described previously, the amount and timing of our and MemberHealth’s CMS monthly premium payments per member may change materially, either favorably or unfavorably.

MemberHealth’s ability to market its Part D plans is substantially dependent on two of its strategic relationships with third parties.

        MemberHealth’s ability to market its Part D plans is substantially dependent on its strategic alliance with the National Community Pharmacists Association, or “NCPA”, which provides outreach and communications for MemberHealth’s Part D plans to NCPA’s independent pharmacy membership. NCPA member pharmacies make up over one-third of MemberHealth’s pharmacy network and, in 2006, accounted for approximately 60% of the prescriptions filled under MemberHealth’s Part D plans. Additionally, MemberHealth is substantially dependent on its strategic relationship with Community Care Outreach Services LLC, or “CCOS”, an insurance marketing operation that provides MemberHealth its primary “outsourced” sales force. If either of these strategic relationships are terminated, or do not provide MemberHealth with the services and benefits we anticipate, our ability to market MemberHealth’s Part D plans could be materially and adversely affected. Further, to the extent that CMS or other regulatory authorities determine that any provisions of MemberHealth’s agreements with NCPA or CCOS conflict with any applicable law, regulation, or policy, MemberHealth may not be able to realize fully the benefits it and we anticipate from the strategic alliance, and it and we could potentially incur regulatory liability.

There are significant risks associated with our and MemberHealth’s participation in the Medicare Part D program.

        Effective January 1, 2006, we and MemberHealth began offering Medicare approved PDPs to Medicare eligible individuals. MemberHealth’s business is primarily that of a Medicare Part D provider. Our and MemberHealth’s actual results may differ from our assumptions regarding the Medicare Part D program. Our and MemberHealth’s participation in the Medicare Part D program involves a number of risks, including the following:

•                  CMS continues to release regulations on Medicare Part D, including important requirements related to the implementation and marketing of the Medicare Part D prescription drug benefit plan. This may create challenges for planning, implementing, and operating the Medicare Part D program, and we can provide no assurance that Congress or CMS will not alter the program in a manner that will be detrimental to us and MemberHealth.

•                  CMS has released call letters on Medicare Part D that impact the revenue that can be earned by our joint venture, PDMS. We anticipate that the level of earnings of PDMS will be significantly reduced, beginning in 2009 resulting from CMS’s indication in its recent call letter that amounts paid by the PDP sponsor’s PBM to the retail pharmacy, rather than the amounts paid by the PDP sponsor to its PBM, be reported as part of the risk corridor calculation. We presently report only our share of this difference in our risk corridor calculation but not the PharmaCare share. This expected change in risk corridor reporting methodology is likely to reduce our revenues in 2009 and beyond.

•                  Our agreements with CMS, as well as applicable Medicare Part D regulations and Federal and state laws, require us to, among other obligations: (i) comply with certain disclosure, filing, record-keeping and marketing rules; (ii) operate quality assurance, drug utilization management and medication therapy management programs; (iii) support e-prescribing initiatives; (iv)

implement grievance, appeals and formulary exception processes; (v) comply with payment protocols, which include the return of overpayments to CMS and, in certain circumstances, coordination with state pharmacy assistance programs; (vi) use approved networks and formularies, and provide access to such networks to any willing pharmacy; (vii) provide emergency out-of-network coverage; and (viii) adopt a comprehensive Medicare and fraud, waste and abuse compliance program. Any contractual or regulatory non-compliance on our part could entail significant sanctions and monetary penalties.

•                  We cannot be certain that other regulatory changes, such as restructuring of the Medicare Part D program, will not affect our and MemberHealth’s ability to operate under the Part D program or increase our costs or reduce our reimbursement.

•                  We cannot be certain that our or MemberHealth’s products will be competitive with the products offered by other PDPs. We cannot be certain that our or MemberHealth’s future bids will be competitive with those bids submitted by other PDPs. We cannot be certain that our or MemberHealth’s future bids will be under the benchmark bids calculated by CMS.

•                  We and MemberHealth are making actuarial assumptions about the utilization of benefits in our PDPs. Because Medicare Part D is a relatively new program, there is little historical basis for these assumptions, and we cannot be assured that these assumptions will prove to be correct and that premiums will be sufficient to cover benefits.

•                  We and MemberHealth may experience higher benefit expenses as a result of an increase in the cost of pharmaceuticals, possible changes in our and MemberHealth’s pharmacy rebate program with drug manufacturers, higher than expected utilization and new mandated benefits or other regulatory changes that increase our and MemberHealth’s costs.

•                  As of December 31, 2006, CMS had automatically assigned dual eligibles to our and MemberHealth’s PDPs in regions where our price is under the regional benchmarks. We cannot guarantee that all of these dual eligibles assigned to us and MemberHealth will continue to participate in our and MemberHealth’s PDPs in the future. In addition, because dual eligible beneficiaries can change their PDP each month, we cannot give any assurance that the dual eligible beneficiaries who are automatically assigned to our and MemberHealth’s PDPs will remain in them.

•                  Medicare Part D is a relatively new program and the competitive landscape is uncertain. We expect to encounter competition from other PDP sponsors, some of whom may have significantly greater resources and brand recognition than we do. Our marketing arrangement with CVS Caremark is non-exclusive, and CVS Caremark has entered into marketing arrangements with our competitors. We cannot predict whether we will be able to effectively compete in this new market.

•                  If our current providers, including our pharmacy benefits manager, terminate their contracts, we will have to contract with other providers to take their place.

•                  CMS and other service providers may not be able to deliver or process information relating to our and MemberHealth’s PDP, which could negatively impact our and MemberHealth’s operations.

•                  There is uncertainty as to whether the dual eligibles auto-assigned to us and MemberHealth for 2007 will be re-assigned to our PDPs in 2008 and beyond if our bids are not below the benchmark bids calculated by CMS.

•                  There is uncertainty as to whether marketing practices will be further restricted, which could negatively impact our ability to market and sell our product.

•                  There may be other unforeseen occurrences that could negatively impact our and MemberHealth’s PDP operations.

Our inability to collect receivables owed to us by other Medicare Part D PDPs may disrupt or adversely affect our PDPs.

        During 2006, we and MemberHealth incurred Medicare Part D medical expenses on behalf of Medicare beneficiaries who were not members of our PDPs. Likewise, we received notice of claims from other plans that paid claims on behalf of our members. CMS established a plan-to-plan, or “P2P”, reconciliation process to address this condition and provide a means of settlement between plans. Additionally, CMS recently published its state-to-plan, or “S2P”, reconciliation process whereby health plans will settle with state Medicaid programs that paid claims on behalf of Medicare beneficiaries. We and MemberHealth have recorded our estimated liabilities under P2P and S2P as of December 31, 2006. Ultimate resolution of the P2P and S2P reconciliation processes could result in adjustments, up or down, to the amounts currently estimated and recoverable.

        Upon the direction of CMS, we have paid prescription drug benefits for Medicare beneficiaries who were, in fact, members of PDPs, other than our Prescription PathwaySM plans. As of June 30, 2007, we have a receivable of $34.0 million for these payments. In addition, as of June 30, 2007 we have a liability of approximately $3.6 million to other PDPs for our Prescription Pathway members whose drug costs have been borne by other plans and we have a liability of $30.4 million for our estimate of claims paid by state Medicaid programs on behalf of members of our PDPs. Similarly, at June 30, 2007, MemberHealth has a receivable of $34.9 million for prescription drug benefits that it has paid for Medicare beneficiaries who were members of other PDPs, and a payable of $17.1 million to other PDPs for MemberHealth members whose drug costs have been borne by other plans as well as a liability of $6.7 million for its estimate of claims paid by state Medicaid programs on behalf of members of MemberHealth PDPs. Although CMS has initiated a process for reconciling these errors in membership and drug costs, there can be no assurance that we or MemberHealth will be fully reimbursed for these costs by CMS or another PDP sponsor. Although we and MemberHealth intend to actively pursue amounts due us in the CMS reconciliation process, neither we nor MemberHealth can assure you that we will receive reimbursements from any other plan. Any amounts not collectible will be reported as additional claim costs and are subject to both reinsurance and the risk corridor adjustment.

        The merger agreement with MemberHealth specifically provides that we are to adjust the merger consideration payable to MHRx to account for the CMS reconciliation process with respect to MemberHealth for the year ended December 31, 2006.

Our liabilities related to the CMS policy regarding the special transition period for retroactive enrollment may result in an unknown amount of liability, which could adversely affect our PDPs.

        On May 25, 2007, CMS issued a memorandum to clarify Medicare Part D sponsors’ obligations under Prescription Drug Benefit Manual on Coordination of Benefits, Chapter 14, Section 50.1, entitled “Special Transition for Retroactive Enrollment Situations.” Under Section 50.10, Part D plans must provide a special transition period in 2007 to accommodate certain claims incurred by, or on behalf of, beneficiaries whom CMS has retroactively enrolled in a Part D plan. Part D plans must accommodate claims incurred by or on behalf of such beneficiaries during a no greater than seven-month retroactive eligibility period, which may extend into 2006.

        In the May 25, 2007 memorandum CMS emphasized that Part D sponsors may not use the March 31, 2007 coverage year deadline, which is the cut-off date for the submission of claims associated with payment reconciliation, to deny requests for reimbursement of claims incurred during retroactive enrollment periods. Indeed, CMS noted that Part D plans are liable for claims received after March 31st even if retroactive enrollment is not an issue, subject to contractual provisions regarding timely claims filing for network pharmacies. To ensure that third party payors have the opportunity to request reimbursement for claims incurred during a retroactive enrollment period on behalf of dual eligibles, CMS stated that Part D sponsors must use the date of Medicaid notification to establish a new timely claims filing period. CMS also provided an attachment describing how the special transition period policy applied in various retroactive enrollment scenarios. We could face an unknown amount of liability as a result of complying with this special transition policy on retroactive enrollment, which could negatively affect our business.

Financial accounting for the Medicare Part D benefits is complex.

        The accounting and regulatory guidance regarding the proper method of accounting for Medicare Part D, particularly as it relates to the timing of revenue and expense recognition and calculation of the risk corridor, taken together with the complexity of the Medicare Part D product and recent challenges in reconciling CMS Medicare Part D membership data with our records, may lead to variability in our reporting of quarter-to-quarter earnings and to uncertainty among investors and research analysts following us as to the impacts of our Medicare PDPs on our full year results.

We and MemberHealth rely on the accuracy of information provided by CMS regarding the eligibility of a person to participate in our Medicare Part D plans, and any inaccuracies in those lists could cause CMS to recoup premium payments from us with respect to members who turn out not to be ours, which could reduce our revenue and profitability.

        Premium payments that we and MemberHealth receive from CMS are based upon eligibility lists produced by federal and local governments. From time to time, CMS requires us to reimburse them for premiums that we received from CMS based on eligibility and dual-eligibility lists that CMS later discovers contained individuals who were not in fact residing in our service areas or eligible for any government-sponsored program or were eligible for a different premium category or a different program. We may have already provided services to these individuals and reimbursement of amounts paid on behalf of services provided to such individuals may be unrecoverable. In addition to recoupment of premiums previously paid, we also face the risk that CMS could fail to pay us for members for whom we are entitled to payment. Our and MemberHealth’s profitability would be reduced as a result of such failure to receive payment from CMS if we had made related payments to providers and were unable to recoup such payments from them.

The mail-order pharmacy and pharmacy benefit management components of MemberHealth’s and our business are subject to significant additional regulation.

The mail order pharmacy business is subject to extensive Federal, state and local regulation, including the application of state laws related to operation of internet and mail-service pharmacies. In addition, the combined company’s PBM operations will be subject to a variety of Federal and state laws. These laws include Medicare Part D regulations regarding treatment of related entities, such as anti-kickback issues and compliance requirements under Federal employee benefits laws. Indeed, CMS has indicated that it will apply greater scrutiny to arrangements between PDPs and related parties, especially to rebate retention arrangements. Federal and state legislative proposals regarding PBMs are frequently introduced, and such proposals, if adopted, could affect a variety of industry practices, such as the receipt of rebates and administrative fees from pharmaceutical manufacturers.

In addition, changes in existing Federal or state laws or regulations or in their interpretation by courts and agencies, or the adoption of new laws or regulations relating to patent term extensions, purchase discount, administrative fee and rebate arrangements with pharmaceutical manufacturers, as well as some of the formulary and other services provided to pharmaceutical manufacturers, could reduce the discounts, rebates or other fees received by PBMs and could adversely impact the combined company’s business, financial condition, liquidity and operating results.

If we are unable to develop and maintain satisfactory relationships with the providers of care to our members, our profitability could be adversely affected and we may be precluded from operating in some markets.

We contract with physicians, hospitals and other providers to deliver health care to our members. Our Medicare Advantage products encourage or require our customers to use these contracted providers. These providers may share medical cost risk with us or have financial incentives to deliver quality medical services in a cost-effective manner. Our operations and profitability are significantly dependent upon our ability to enter into appropriate cost-effective contracts with hospitals, physicians and other healthcare providers that have convenient locations for our members in our geographic markets.

In the long term, our ability to contract successfully with a sufficiently large number of providers in a particular geographic market will affect the relative attractiveness of our Medicare Advantage and managed care products in that market and could preclude us from renewing our Medicare contracts in those markets or from entering into new markets. We will be required to establish acceptable provider networks prior to entering new markets. We may be unable to maintain our relationships with our network providers or enter into agreements with providers in new markets on a timely basis or under favorable terms. In any particular market, providers could refuse to contract with us, demand to contract with us, demand higher payments, or take other actions that could result in higher health care costs for us, less desirable products for customers and members, disruption of benefits to our members, or difficulty meeting regulatory or accreditation requirements. In some markets, certain providers, particularly hospitals, physician specialty groups, physician/hospital organizations or multi-specialty physician groups, may have significant market positions and negotiating power. In addition, physician or practice management companies, which aggregate physician practices for administrative efficiency and marketing leverage, may compete directly with us. It is our understanding that one of our significant provider groups recently has formed an HMO in the southeastern Texas market. If these providers refuse to contract with us, use their market position to negotiate favorable contracts or otherwise place us at a competitive disadvantage, our ability to market products or to be profitable in those areas could be adversely affected.

In some situations, we have contracts with individual or groups of primary care physicians for an actuarially determined, fixed, per-member-per-month fee under which physicians are paid an amount to provide all required medical services to our members. This type of contract is referred to as a “capitation” contract. The inability of providers to properly manage costs under these capitation arrangements can result in the financial instability of these providers and the termination of their relationship with us. In addition, payment or other disputes between a primary care provider and specialists with whom the primary care provider contracts can result in a disruption in the provision of services to our members or a reduction in the services available to our members. The financial instability or failure of a primary care provider to pay other providers for services rendered could lead those other providers to demand payment from us even though we have made our regular fixed payments to the primary provider. There can be no assurance that providers with whom we contract will properly manage the costs of services, maintain financial solvency or avoid disputes with other providers. Any of these events could have an adverse effect on the provision of services to our members and our operations, including loss of membership or higher healthcare costs.

Corporate practice of medicine and fee-splitting laws may govern our business operations, and violation of such laws could result in penalties and adversely affect our arrangements with contractors and our profitability.

Several states have laws relating to what is known as the “corporate practice of medicine” that prohibit a business corporation from practicing medicine, employing physicians to practice medicine, or exercising control over medical treatment decisions by physicians. In these states, typically only medical professionals or a professional corporation in which the shares are held by licensed physicians or other medical professionals may provide medical care to patients. Many states also have some form of fee-splitting law, prohibiting certain business arrangements that involve the splitting or sharing of medical professional fees earned by a physician or another medical professional for the delivery of healthcare services.

We perform only non-medical administrative and business services for physicians and physician groups. We do not represent that we offer medical services, and we do not exercise control over the practice of medical care by providers with whom we contract. We do, however, monitor medical services to ensure they are provided and reimbursed within the appropriate scope of licensure. In addition, we have developed close relationships with our network providers that include our review and monitoring of the coding of medical services provided by those providers. We also have compensation arrangements with providers that may be based on a percentage of certain provider fees and in certain cases our network providers have agreed to exclusivity arrangements.

Regulatory authorities may assert that we are engaged in the corporate practice of medicine or that our contractual arrangements with providers constitute unlawful fee-splitting. Moreover, we cannot predict whether changes will be made to existing laws or if new ones will be enacted, which could cause us to be out of compliance with these requirements. If our arrangements are found to violate corporate practice of medicine or fee-splitting laws, our provider or independent physician association management contracts could be found legally invalid and unenforceable, which could adversely affect our operations and profitability, and we could be subject to civil or, in some cases, criminal, penalties.

We and MemberHealth may not have adequate intellectual property rights in our and MemberHealth’s brand names for our and MemberHealth’s health plans, and we and MemberHealth may be unable to adequately enforce such rights.

Our success depends, in part, upon our ability to market our health plans under our brand names, including, but not limited to, our Today’s Options®, Prescription PathwaySM, Senior Solutions®, and Texan Plus® family of products, and MemberHealth’s Community Care Rx®, Community Pharmacists Care RxSM, MemberHealth™, MHRx™, and Community CCRx® family of products. As part of a 2007 settlement in a litigation matter in Federal court in the State of Oklahoma, MemberHealth agreed to cease using, effective at the end of the 2007 Medicare Part D coverage year, the brand name Community Care Rx® in all 49 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands where it markets its PDP under that brand name, and to cease using the brand name Community Pharmacists Care Rx® in the State of Oklahoma where it markets its PDP under that brand name. MemberHealth will market its PDP offering for 2008 under the Community CCRx® brand name. We may not have taken enforcement action to prevent infringement of our marks and may not have secured registrations of the other brand names that we use in our business. Unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. Policing unauthorized use of our intellectual property is difficult, and we cannot be certain that the steps we have taken will prevent misappropriation of such intellectual property rights. Other businesses may have prior rights in our brand names or in similar names, which could cause market confusion or limit or prevent our ability to use these marks, or prevent others from using similar marks. If we are unable to prevent others from using our brand names, or if others prohibit us from using them, our revenues could be adversely affected. Even if we are able to protect our intellectual property rights in such brands, we could incur significant costs in doing so.

Competition in the insurance, healthcare, PBM and pharmacy industries is intense, and if we and MemberHealth do not design and price our products properly and competitively, our and MemberHealth’s membership and profitability could decline.

We and MemberHealth operate in a highly competitive industry. Some of our competitors are more established in the insurance, health care and PBM industries in terms of a larger market share and have greater financial resources than we do in some markets. In addition, other companies may enter our markets in the future. We believe that barriers to entry in many markets are not substantial, so the addition of new competitors can occur relatively easily, and customers enjoy significant flexibility in moving between competitors. Contracts for the sale of commercial products are generally bid upon or renewed annually. We compete for members in our health plans and PBM on the basis of many factors, including the size, location, quality and depth of provider networks, benefits provided, quality of service and reputation. We also expect that price will continue to be a significant basis of competition.

In addition to the challenge of controlling PBM and health care costs, we face intense competitive pressure to contain premium prices. Factors such as business consolidations, strategic alliances, legislative reform and marketing practices create pressure to contain premium price increases, despite being faced with increasing medical costs. Premium increases, introduction of new product designs, and our relationship with our providers in various markets, among other issues, could also affect our membership levels. Other actions that could affect membership levels include our possible exit from or entrance into additional markets.

We compete based on innovation and service, as well as on price. To attract new clients and retain existing clients, we must continually develop new products and services to assist clients in managing their pharmacy benefit programs. We may not be able to develop innovative products and services, including new Medicare Part D offerings, which are attractive to clients. Moreover, although we need to continue to expend significant resources to develop or acquire new products and services in the future, we may not be able to do so. We cannot be sure that we will continue to remain competitive, nor can we be sure that we will be able to market our products and services, including PBM services, to clients successfully at current levels of profitability.

Consolidation within the PBM industry, as well as the acquisition of any of our competitors by larger companies, may lead to increased competition. In March 2007, CVS Corporation and Caremark Rx, Inc. announced that they had consummated the merger of the two companies which merged the pharmacy chains with the Caremark PBM. This and other strategic combinations could have an adverse effect on our business or results of operations.

If we do not compete effectively in our markets, if we set rates too high or too low in highly competitive markets to maintain or increase our market share, if membership and customers do not increase as we expect, if membership declines, or if we lose accounts with favorable medical cost experience while retaining or increasing membership in accounts with unfavorable medical cost experience, our business and results of operations could be materially adversely affected.

If the PBM that supports our business or MemberHealth does not continue to earn and retain purchase discounts and rebates from manufacturers at current levels, our gross margins may decline.

We have contractual relationships with pharmaceutical manufacturers that provide us with purchase discounts on drugs dispensed from our mail-order pharmacies and rebates on brand-name prescription drugs dispensed through mail order and retail. These discounts and rebates are generally passed on to clients in the form of steeper price discounts and rebate pass-backs. Manufacturer rebates often depend on our ability to meet contractual market share or other requirements. Pharmaceutical manufacturers have also increasingly made rebate payments dependent upon our agreement to include a broad array of their products in our formularies.

Competitive pressures in the PBM industry have also caused us and many other PBMs to share with clients a larger portion of the rebates received from pharmaceutical manufacturers and to increase the discounts offered to clients.

Changes in existing federal or state laws or regulations or in their interpretation by courts and agencies or the adoption of new laws or regulations relating to patent term extensions, purchase discount, administrative fee and rebate arrangements with pharmaceutical manufacturers, as well as some of the formulary and other services we provide to pharmaceutical manufacturers, could also reduce the discounts or rebates we receive and adversely impact our business, financial condition, liquidity and operating results.

Changes in industry pricing benchmarks could adversely affect our and MemberHealth’s financial performance.

Contracts in the prescription drug industry generally use certain published benchmarks to establish pricing for prescription drugs. These benchmarks include average wholesale price, which is referred to as “AWP”, average selling price, which is referred to as “ASP”, and wholesale acquisition cost, which is referred to as “WAC,” and average manufacturer price, which is referred to as “AMP.”

Recent events have raised uncertainties as to whether payors, pharmacy providers, PBMs and others in the prescription drug industry will continue to utilize AWP as it has previously been calculated, or whether other pricing benchmarks will be adopted for establishing prices within the industry. Specifically, in the proposed settlement in the case of  New England Carpenters Health Benefits Fund, et al. v. First DataBank, et al., a civil class action case brought against McKesson Corporation and First DataBank, or “FDB”, which is one of several companies that report data on prescription drug prices, FDB has agreed to reduce the reported AWP of certain drugs by 4% at a future time as contemplated by the settlement. At this time, the proposed settlement has not received final court approval. We cannot precisely predict the long-term effect of the proposed settlement or the timing of any impact it may have on our PBM business.

Demands by MemberHealth’s clients for enhanced service levels or possible loss or unfavorable modification of contracts with our clients could negatively affect MemberHealth’s profitability.

As MemberHealth’s clients face the continued rapid growth in prescription drug costs, they may demand additional services and enhanced service levels to help mitigate the increase in spending. MemberHealth operates in a very competitive PBM environment, and as a result, MemberHealth may not be able to increase their fees to compensate for these increased services which could negatively affect their profitability.

Due to the term of MemberHealth’s contracts with clients, if they are unable to extend those contracts or replace any lost clients, their future business and results of operation would be adversely affected.

MemberHealth’s contracts with PBM clients generally do not have terms longer than three years and, in some cases, are terminable by the client on relatively short notice. Their larger clients generally seek bids from other PBM providers in advance of the expiration of the contracts. In addition, MemberHealth believes the managed care industry is undergoing substantial consolidation, and another party that is not our client could acquire some of their managed care clients. In such cases, the likelihood that such client would renew its PBM contract with MemberHealth could be reduced. If several of these large clients elect not to extend their relationship with MemberHealth and MemberHealth is not successful in generating sales to replace the lost business, their future business and results of operations would be adversely affected.

MemberHealth’s results of operations could suffer if it loses its pharmacy network affiliations.

MemberHealth’s PBM operations are dependent to a significant extent on its ability to obtain discounts on prescription purchases from retail pharmacies that can be utilized by its clients and participants. MemberHealth’s contracts with retail pharmacies, which are non-exclusive, are generally terminable by either party on short notice. If one or more of its top pharmacy chains elects to terminate its relationship with MemberHealth or if MemberHealth is only able to continue its relationship on terms less favorable to it, access to retail pharmacies by MemberHealth’s clients and their health plan participants, and MemberHealth’s business, results of operations and financial condition could suffer. In addition, some large retail pharmacy chains either own or have strategic alliances with PBMs or could attempt to acquire or enter into these kinds of relationships in the future. Ownership of, or alliances with, PBMs by retail pharmacy chains, particularly large pharmacy chains which control a significant amount of retail pharmacy business, could have material adverse effects on MemberHealth’s relationships with those retail pharmacy chains, particularly the discounts they are willing to make available, and on MemberHealth’s business, results of operations and financial condition.

The launch of generic pharmaceuticals into the marketplace may impact our and MemberHealth’s financial results.

A great deal of our and MemberHealth’s earned rebates on drugs comes from drugs whose patents will expire over the next several years. When these patents expire, generic products will be introduced and may substantially reduce the market share of brand-name drugs and the rebates manufacturers provide to us and MemberHealth for their brand-name drugs that are included on the formularies we and MemberHealth manage. We and MemberHealth may also be unable to negotiate rebates for new brand-name drugs comparable to the rebates that are received from brand-name drugs with expiring patents. Even though we and MemberHealth generally incur lower costs on generic drugs than what is spent on brand-name drugs, manufacturers of newly-introduced generic drugs sometimes benefit from an exclusive marketing period, generally six months, during which time our costs for such drugs may be higher than typical for generic drugs. Therefore, the typically lower costs we and MemberHealth incur on generic drugs and rebates from newly-approved, brand-name drugs may not offset any decline in rebates for brand-name drugs with expired patents. In addition, if one or more generic manufacturers ceases producing a particular product, we and MemberHealth may incur increased costs for the surviving generically-available equivalent products.

PBMs, including MemberHealth, could be subject to claims under ERISA if they are found to be fiduciaries of health benefit plans governed by ERISA.

PBMs typically provide services to corporations and other sponsors of health benefit plans. These plans are subject to the Employee Retirement Income Security Act of 1974, as amended, or “ERISA”, which regulates employee pension benefit plans and employee welfare benefit plans, including health and medical plans. The U.S. Department of Labor, which is the agency that enforces ERISA, could assert that the fiduciary obligations imposed by the statute apply to some or all of the services provided by a PBM. MemberHealth is party to several lawsuits that claim it is a fiduciary under ERISA. If a court were to determine, in litigation brought by a private party or in a proceeding arising out of a position taken by the Department of Labor, that MemberHealth was a fiduciary in connection with services it provides, MemberHealth could potentially be subject to claims for breaching fiduciary duties and/or entering into certain “prohibited transactions” under ERISA. In addition, claims also might be made against MemberHealth’s PBM under common law and state fiduciary obligation theories.

We and MemberHealth are subject to extensive government regulation; compliance with laws and regulations is complex and expensive, and any violation of the laws and regulations applicable to us and MemberHealth could reduce our and its revenues and profitability and otherwise adversely affect our and its operating results.

There is substantial Federal and state governmental regulation of our business. Several laws and regulations adopted by the Federal government including the Sarbanes-Oxley Act of 2002, the Gramm-Leach-Bliley Act, the Health Insurance Portability and Accountability Act, or “HIPAA”, MMA, the USA PATRIOT Act, and “Do Not Call” regulations, have created additional administrative and compliance requirements for us and MemberHealth. The requirements of these laws and regulations are still evolving, and the cost of compliance may have an adverse effect on our and MemberHealth’s profitability. If we or MemberHealth fail to comply with existing or future applicable laws and regulations, we and it could suffer civil, criminal or administrative penalties. Different interpretations and enforcement policies of these laws and regulations could subject our current practices to allegations of impropriety or illegality, or could require us to make significant changes to our operations. In addition, we cannot predict the impact of future legislation and regulatory changes on our and MemberHealth’s business or assure you that we or it will be able to obtain or maintain the regulatory approvals required to operate our business.

Laws in each of the states in which we operate our health plans and insurance companies also regulate our sales practices, operations, including the scope of benefits, rate formulas, delivery systems, utilization review procedures, quality assurance, complaint systems, enrollment requirements, claim payments, marketing, and advertising. These state regulations generally require, among other things, prior approval and/or notice of new products, premium rates, benefit changes, and certain material transactions, including dividend payments, purchases or sales of assets, inter-company agreements, and the filing of various financial and operational reports.

We and MemberHealth are also subject to various governmental reviews, audits and investigations to verify our compliance with our contracts and applicable laws and regulations. Our health plans and insurance companies are audited by state departments of insurance for financial and contractual compliance. Our health plans are audited for compliance with health services by state departments of health. Audits and investigations are also conducted by state attorneys general, CMS, the Office of the Inspector General of Health and Human Services, the Office of Personnel Management, the Department of Justice, the Department of Labor, and state departments of insurance and departments of health. Several state attorneys general, state departments of insurance and Congressional committees are currently investigating the practices of insurance brokers, including some of those used by certain companies in the health care industry.

Any adverse review, audit or investigation could result in:

•                  repayment of amounts we have been paid pursuant to our government contracts;

•                  imposition of civil or criminal penalties, fines or other sanctions on us;

•                  loss of licensure or the right to participate in government-sponsored programs, including Medicare;

•                  damage to our reputation in various markets; and

•                  increased difficulty in marketing our products and services.

Any of these events could make it more difficult for us to sell our products and services, reduce our revenues and profitability and otherwise adversely affect our operating results. See the section captioned “Regulation” in Part I, Item 1 of our Form 10-K for the year ended December 31, 2006.

We and MemberHealth are required to comply with laws governing the transmission, security and privacy of health information that require significant compliance costs, and any failure to comply with these laws could result in material criminal and civil penalties.

Regulations under HIPAA require us and the combined company to comply with standards regarding the exchange of health information within our company and with third parties, including healthcare providers, business associates and our members. These regulations include standards for common healthcare transactions, including claims information, plan eligibility, and payment information; unique identifiers for providers and employers; security; privacy; and enforcement. HIPAA also provides that to the extent that state laws impose stricter privacy standards than HIPAA privacy regulations, such state standards and laws are not preempted by HIPAA.

Given the complexity of the HIPAA regulations, the possibility that the regulations may change, and the fact that the regulations are subject to changing and, at times, conflicting interpretation, our ability to comply with the HIPAA requirements is uncertain. Furthermore, a state’s ability to promulgate stricter laws, and uncertainty regarding many aspects of such state requirements, make compliance more difficult. To the extent that we submit electronic healthcare claims and payment transactions that do not comply with the electronic data transmission standards established under HIPAA, payments to us may be delayed or denied. Additionally, the costs of complying with any changes to the HIPAA regulations may have a negative impact on our operations. Sanctions for failing to comply with the HIPAA health information provisions include criminal penalties and civil sanctions, including significant monetary penalties. In addition, our failure to comply with state health information laws that may be more restrictive than the regulations issued under HIPAA could result in additional penalties.

Compliance with HIPAA regulations requires significant systems enhancements, training and administrative effort. HIPAA could also expose us and the combined company to additional liability for violations by our business associates. A business associate is a person or entity, other than a member of the work force, who on behalf of a covered entity performs or assists in the performance of a function or activity involving the use or disclosure of individually identifiable health information, or provides legal, accounting, consulting, data aggregation, management, administrative, accreditation, or financial services.

Changes in governmental regulation or legislative reform could increase our and MemberHealth’s costs of doing business and adversely affect our and MemberHealth’s profitability.

Our health plans and insurance companies and MemberHealth’s business are extensively regulated by the Federal government and the states in which we operate. The laws and regulations governing our operations are generally intended to benefit and protect policyholders, health plan members and providers rather than shareholders. From time to time, Congress has considered various forms of “Patients’ Bill of Rights” legislation, which, if adopted, could alter the treatment of coverage decisions under applicable federal employee benefits laws. There have also been legislative attempts at the state level to limit the preemptive effect of Federal employee benefits laws on state laws. If adopted, such limitations could increase the combined company’s liability exposure and could permit greater state regulation of our operations. The government agencies administering these laws and regulations have broad latitude to enforce them. These laws and regulations, along with the terms of our government contracts, regulate how we do business, what services we offer, and how we interact with our policyholders, members, providers and the public. Healthcare laws and regulations are subject to frequent change and differing interpretations. Changes in the political climate or in existing laws or regulations, or their interpretations, or the enactment of new laws or the issuance of new regulations could adversely affect our business by, among other things:

•                  imposing additional license, registration, or capital reserve requirements;

•                  increasing our administrative and other costs;

•                  forcing us to undergo a corporate restructuring;

•                  increasing mandated benefits without corresponding premium increases;

•                  limiting our ability to engage in inter-company transactions with our affiliates and subsidiaries;

•                  effecting our ability to operate under the Medicare program and to continue to serve our members and attract new members;

•                  forcing us to alter or restructure our relationships with providers and agents;

•                  restricting our ability to market our products;

•                  increasing governmental regulation of healthcare and PBM services, including potential regulation of the PBM industry by the U.S. Food and Drug Administration, or direct regulation of pharmacies by regulatory and quasi-regulatory bodies;

•                  requiring that health plan members have greater access to non-formulary drugs;

•                  expanding the ability of health plan members to sue their plans;

•                  requiring us to implement additional or different programs and systems;

•                  increasing antitrust lawsuits challenging PBM pricing practices;

•                  instituting state legislation regulating PBMs or imposing fiduciary status on PBMs; and

•                  instituting drug pricing legislation, including “most favored nation” pricing and “unitary pricing” legislation.

        While it is not possible to predict when and whether fundamental policy changes would occur, these could include policy changes on the local, state and federal level that could fundamentally change the dynamics of our industry, such as policy changes mandating a much larger role of the government in the health care arena. Changes in public policy could materially affect our profitability, our ability to retain or grow business, or our financial condition. State and federal governmental authorities are continually considering changes to laws and regulations applicable to us and are currently considering regulations relating to:

•                  health insurance access and affordability;

•                  disclosure of provider quality information;

•                  electronic access to pharmacy and medical records;

•                  formation of regional or national association health plans for small employers;

•                  universal health coverage; and

•                  disclosure of provider fee schedules and other data about payments to providers, sometimes called transparency.

All of these proposals could apply to us and could result in new regulations that increase the cost of our operations. Healthcare organizations also may reduce or delay the purchase of PBM services, and manufacturers may reduce administrative fees and rebates or reduce supplies of certain products. There can be no assurance that legislative or regulatory change will not affect our ability to negotiate rebate and administrative fee arrangements with manufacturers and will not have a material adverse effect on our business.

        In addition, both Congress and state legislatures are expected to consider legislation to increase governmental regulation of managed care plans. Some of these initiatives would, among other things, require that health plan members have greater access to drugs not included on a plan’s formulary and give health plan members the right to sue their health plans for malpractice when they have been denied care. The scope of the managed care reform proposals under consideration by Congress and state legislatures and enacted by states to date vary greatly, and we cannot predict the extent of future legislation. However, these initiatives could limit our business practices and impair our ability to serve our clients.

Our and MemberHealth’s reliance upon third party administrators may disrupt or adversely affect our and its operations.

        We depend on independent third parties for significant portions of our systems-related support, equipment, facilities, and certain data, including data center operations, data network, voice communication services and pharmacy data processing. This dependence makes our operations vulnerable to such third parties’ failure to perform adequately under the contract, due to internal or external factors.

        We have outsourced the operation of our data center, call centers and new business processing services to independent third parties and may from time to time obtain additional services or facilities from other independent third parties. Dependence on third parties for these services and facilities may make our operations vulnerable to their failure to perform as agreed. We also rely upon data from our joint venture partner PharmaCare and CMS for information relating to Medicare Part D and Medicare Advantage membership and claims administration. MemberHealth relies upon Computer Sciences Corporation, or “CSC”, and CMS for information relating to Medicare Part D membership and claims administration. Incorrect information from these entities could generate inaccurate or incomplete membership and payment reports concerning our Medicare eligibility and enrollment. This could cause us to incur additional expense to utilize additional resources to validate, reconcile and correct the information. We have not been able to independently test and verify certain of these third party systems and data. There can be no assurance that future third party data will not disrupt or adversely affect our plans’ relationships with our members or our results of operations. Additionally, as of November 2006, we ceased to utilize a third party administrator, TMG Health, to manage our private fee-for-service claims, and brought this function in house. This has put new administrative burdens on us. A change in service providers could result in a decline in service quality and effectiveness or less favorable contract terms which could adversely affect our operating results. Some of our outsourced services are being performed overseas. For 2008, CMS will require approval of the performance of services overseas. Failing to obtain this approval could have a material adverse effect on our results of operations and financial condition.

Reductions in funding for Medicare programs could materially reduce our profitability.

        Approximately 54% of our total revenue for the fiscal year ended December 31, 2006 (76% of our total revenue on a pro forma basis assuming the merger had been consummated on January 1, 2006) was generated by the operation of our Medicare Advantage HMO plans, Medicare Advantage private fee-for-service plans and Medicare Part D PDPs. As a result, our revenue and profitability are dependent on government funding levels for these programs. The rates paid to Medicare Advantage health plans like ours are established by contract, although the rates differ depending on a combination of factors, including upper payment limits established by CMS, a member’s health profile and status, age, gender, county or region, benefit mix, member eligibility categories, and the plan’s risk scores. Future Medicare rate levels may be affected by continuing government efforts to contain medical expense, including prescription drug costs, and other federal budgetary constraints. Medicare Advantage health plans like ours are currently being examined by the government in comparison to Medicare fee-for-service payments, and such examination could result in a reduction in payments to Medicare Advantage health plans. Changes in the Medicare program, including with respect to funding, may affect our ability to operate under the Medicare program and/or lead to reductions in the amount of reimbursement, elimination of coverage for certain benefits, or reductions in the number of persons enrolled in or eligible for Medicare.

The Medicare Prescription Drug, Improvement and Modernization Act of 2003 made changes to the Medicare program that will materially impact our operations and could reduce our profitability and increase competition for existing and prospective members.

        The Medicare Prescription Drug, Improvement and Modernization Act of 2003, or “MMA”, substantially changed the Medicare program and caused us to modify how we operate our business. Although many of these changes are designed to benefit Medicare Advantage plans generally, certain provisions of the MMA may increase competition, create challenges for us with respect to educating our existing and potential members about the changes, and create other risks and substantial and potentially adverse uncertainties, including the following:

Increased competition could adversely affect our enrollment and results of operations:

•                  The MMA increased reimbursement rates for Medicare Advantage plans. Higher reimbursement rates may increase the number of plans that participate in the Medicare program, creating new competition that could adversely affect our profitability and cause increased lapsation in our Medicare Supplement in force as policyholders choose to enroll in a competitors plan.

•                  As of 2006, a new regional Medicare Preferred Provider Organization, or Medicare PPO, program and private fee-for-service plans were implemented pursuant to the MMA. Medicare PPOs and private fee-for-service plans allow their members more flexibility to select physicians than the current plans, which are HMOs that require members to coordinate with a primary care physician. The regional Medicare PPO program and private fee-for-service plans compete with local Medicare Advantage programs and have affected, and may continue to affect, our Medicare Advantage business.

The new competitive bidding process may adversely affect our profitability:

•                  As of January 1, 2006, the payments for the local Medicare Advantage HMO and regional Medicare Advantage PPO programs are based on a competitive bidding process that may decrease the amount of premiums paid to us or cause us to increase the benefits we offer.

The new limited annual enrollment process may adversely affect our growth and ability to market our products:

•                  Beginning in 2006, Medicare beneficiaries generally have a more limited annual enrollment period during which they can choose to participate in a Medicare Advantage plan or receive benefits under the traditional fee-for-service Medicare program. After the annual enrollment period, most Medicare beneficiaries will not be permitted to change their Medicare benefits until the next enrollment period. The new annual enrollment process and subsequent “lock-in” provisions of the MMA may adversely affect our growth as it will limit our ability to enter new service areas and market to or enroll new members in our established service areas outside of the annual enrollment period.

The limited annual enrollment period may make it difficult to retain an adequate sales force:

•                  As a result of the limited annual enrollment period and the subsequent “lock-in” provisions of the MMA, our sales force, including our independent sales brokers and agents, may be limited in their ability to market certain of our products year-round. Our agents rely substantially on sales commissions for their income. Given the limited annual sales window, it may become more difficult to find agents to market and promote our products.

We may be responsible for the actions of our independent and career agents and MemberHealth for the actions of its marketing subagents, and restrictions on our ability to market would adversely affect our revenue.

        In litigation against our subsidiaries, claims are sometimes made that agents failed to comply with applicable laws, regulations and rules, or acted improperly in other ways and that we are responsible for such failure. We may be held liable for contractual or extra-contractual damages on such claims. We cannot assure you that any future claim will not result in material liability in the future. Federal and state regulators increasingly are scrutinizing the marketing practices of insurers, including Medicare Advantage (including private fee-for-service plans), MA-PDs, and PDPs and their marketing agents, and there is no guarantee that such scrutiny will not be turned on the practices of our Medicare Advantage plans, PDPs and our marketing agents, and will not expose us to liability.

        MemberHealth relies substantially on its strategic relationship with CCOS, an independent insurance marketing organization that provides education, outreach and enrollment services through independent licensed agents for MemberHealth’s Medicare Part D plans, and may be subject to similar claims regarding CCOS’ representatives.

        We rely on our marketing and sales efforts for a significant portion of our premium revenue growth. The Federal government and state governments in the states in which we currently operate permit marketing but impose strict requirements and limitations as to the types of marketing activities that are permitted. If our marketing efforts were to be prohibited or curtailed, our ability to increase or sustain membership would be significantly harmed, which would adversely affect our revenue.

        Similarly, Federal and state governments and regulatory agencies have recently placed an increased focus on the sales and marketing of private fee-for-service plans. Concerns over the growing number of market conduct complaints regarding improprieties in the sales of private fee-for-service planes have spawned stricter marketing standards by CMS relating to such plans. This heightened focus on market conduct and stricter standards in the marketing and sales of private fee-for-service plans could require us to modify our systems, increase our costs and change our agent training requirements, which could result in a material adverse effect on our results of operations and financial condition.

        In 2005, the Wisconsin Office of the Commissioner of Insurance, or “WI OCI”, initiated an investigation into the sales practices of the Pennsylvania Life sales agents in the state. Our management has met with WI OCI on several occasions to discuss WI OCI’s concerns and to propose action by us. The discussions will continue in an effort to reach a satisfactory agreement.

If our or MemberHealth’s government contracts are not renewed or are terminated, our and MemberHealth’s business could be substantially impaired.

        We and MemberHealth provide our Medicare and other services through a limited number of contracts with Federal government agencies. These contracts generally have terms of one or two years and are subject to non-renewal by the applicable agency. All of our government contracts are terminable for cause if we breach a material provision of the contract or violate relevant laws or regulations. In addition, our right to add new members may be suspended by a government agency if it finds deficiencies in our provider network or operations. If we are unable to renew, or to successfully re-bid or compete for any of our government contracts, or if any of our contracts are terminated, our business could be substantially impaired. If any of those circumstances were to occur, we would likely pursue one or more alternatives, including seeking to enter into contracts in other geographic markets, seeking to enter into contracts for other services in our existing markets, or seeking to acquire other businesses with existing government contracts. If we were unable to do so, we could be forced to cease conducting business. In any such event, our revenues and profits would decrease materially.

Other risks of our business

We have a significant amount of debt outstanding that contains restrictive covenants, and we may be unable to service and repay our debt obligations if our subsidiaries cannot pay sufficient dividends or make other cash payments to us.

        As of June 30, 2007, we had $88 million of debt outstanding under our amended credit agreement. As of June 30, 2007, we also had $50 million of debt outstanding under our new short-term revolving credit facility, which was fully paid off on July 18, 2007. The short-term revolving credit facility matures on September 30, 2007. We have available borrowing capacity under our senior secured revolving credit facility of $15 million. In March 2007, we signed a letter of intent to issue up to an additional $100 million in trust preferred securities through a subsidiary trust and issued $50 million of the trust preferred securities bringing our total trust preferred securities to $125 million at June 30, 2007. We intend to refinance our bank debt upon the consummation of the MemberHealth merger. Substantially all of the capital stock of our operating subsidiaries is pledged to our bank lenders. Because our principal outstanding indebtedness has been incurred by our parent company, our ability to make interest and principal payments on our outstanding debt is dependent upon the ability of our subsidiaries to pay cash dividends or make other cash payments to our parent company. Our subsidiaries will be able to pay dividends to our parent company only if they earn sufficient profits and, in the case of our insurance company and health plan subsidiaries, they satisfy the requirements of the state insurance laws relating to dividend payments and the maintenance of required surplus.

        Our debt service obligations will require us to use a portion of our operating cash flow to pay interest and principal on indebtedness instead of for other corporate purposes, including funding future expansion of our business and ongoing capital expenditures. If our operating cash flow and capital resources are insufficient to service our debt obligations, we may be forced to sell assets, seek additional equity or debt capital or restructure our debt. However, these measures might be unsuccessful or inadequate in permitting us to meet scheduled debt service obligations. We may also incur additional indebtedness in the future. Our indebtedness could have additional adverse consequences, including:

•                  increasing our vulnerability to adverse economic, regulatory and industry conditions, and placing us at a disadvantage compared to our competitors that are less leveraged;

•                  limiting our ability to compete and our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•                  limiting our ability to borrow additional funds for working capital, capital expenditures, acquisitions and general corporate or other purposes; and

•                  exposing us to greater interest rate risk since the interest rate on borrowings under our senior credit facilities is variable.

Capital constraints could restrict our ability to support our premium growth.

        Our continued growth is dependent upon our ability to support premium revenue growth through the expansion of our markets and our network of agents while at the same time maintaining sufficient levels of capital and surplus to support that growth. Our new business growth typically results in reduced income caused by costs related to new market expansion and, on certain insurance products, net losses during the early years of a policy (statutory surplus strain). The resulting reduction in capital and surplus can limit our ability to generate new business due to statutory restrictions on premium to surplus ratios and other required statutory surplus parameters. In addition, some states, such as Florida and Texas, limit an insurer’s ability to write certain lines of business if gross and/or net premiums written would exceed a specified percentage of capital and surplus. Likewise, we are required to maintain adequate risk based capital ratios as prescribed by each state. Moreover, substantially more capital than the statutory minimums are needed to support our level of premium growth and to finance acquisitions. If we cannot generate sufficient capital and statutory surplus to maintain minimum statutory requirements and to support our growth, we could be restricted in our ability to generate new premium revenue.

If we are required to maintain higher statutory capital levels for our existing operations or if we are subject to additional capital reserve requirements as we pursue new business opportunities, our ability to obtain funds from our subsidiaries may be restricted and our cash flows and liquidity may be adversely affected.

        Because Universal American operates as a holding company, it is dependent upon dividends and administrative expense reimbursements from its subsidiaries to fund its obligations, including payment of principal and interest on our debt obligations. These subsidiaries generally are regulated by state Departments of Insurance. Our health plan and insurance company subsidiaries are subject to laws and regulations that limit the amount of dividends and distributions they can pay for purposes other than to pay income taxes related to their earnings. These laws and regulations also limit the amount of management fees our subsidiaries may pay to their affiliates, including our management subsidiaries, without prior notification to, or in some cases approval of, state regulators.

        We are also required by law to maintain specific prescribed minimum amounts of capital in these subsidiaries. The levels of capitalization required depend primarily upon the volume of premium generated. A significant increase in premium volume will require additional capitalization from our parent company. In most states, we are required to seek prior approval by these state regulatory authorities before we transfer money or pay dividends that exceed certain amounts from these subsidiaries, or, in some states, any amount. The pre-approval and notice requirements vary from state to state, and the discretion of the state regulators, if any, in approving or disapproving a dividend is not always clearly defined. Subsidiaries that declare non-extraordinary dividends must usually provide notice to the regulators in advance of the intended distribution date. If the regulators were to deny or significantly restrict our subsidiaries’ requests to pay dividends to us or to pay management and other fees to affiliates, the funds available to us would be limited, which could impair our ability to implement our business and growth strategy and satisfy our debt obligations, or we could be required to incur additional indebtedness to fund these strategies.

        In addition, one or more of these states could increase the statutory capital level from time to time. States have also adopted risk-based capital requirements based on guidelines adopted by the National Association of Insurance Commissioners, which tend to be, although are not necessarily, higher than existing statutory capital requirements. Regardless of whether the states in which we operate, maintain or adopt risk-based capital requirements, the state Departments of Insurance can require our subsidiaries to maintain minimum levels of statutory capital in excess of amounts required under the applicable state laws if they determine that maintaining additional statutory capital is in the best interests of our members. Any increases in these requirements could materially increase our reserve requirements. In addition, as we continue to expand our plan offerings in new states or pursue new business opportunities, including our recent offerings of PDPs, and expansion of private fee for service products and health plans in new markets, we may be required to maintain additional statutory capital reserves. In either case, our available funds could be materially reduced, which could harm our ability to implement our business strategy.

        In the event that we are unable to provide sufficient capital to fund the debt obligations of Universal American, our operations or financial position may be adversely affected.

Downgrades in our debt ratings, should they occur, may adversely affect our business, financial condition and results of operations.

        Increased public and regulatory concerns regarding the financial stability of insurance companies and health plans have resulted in consumers placing greater emphasis upon financial strength ratings. Claims paying ability, financial strength, and debt ratings by recognized rating organizations are increasingly important factors in establishing the competitive position of insurance companies and health plans. Ratings information is broadly disseminated and generally used throughout the industry. Our ability to expand and to attract new business is affected by the financial strength ratings assigned to our subsidiaries by independent industry rating agencies, such as A.M. Best Company, Inc. Some distributors such as financial institutions, unions, associations and affinity groups may not sell our products to these groups unless the rating of our subsidiary writing the business improves to at least an “A-” from its “B++.” The lack of higher A.M. Best ratings for our subsidiaries could adversely affect sales of our products. Our debt ratings impact both the cost and availability of future borrowings. Each of the rating agencies reviews its ratings periodically and there can be no assurance that current ratings will be maintained in the future. Our ratings reflect each rating agency’s opinion of our financial strength, operating performance, and ability to meet our debt obligations or obligations to policyholders, but are not evaluations directed toward the protection of investors in our common stock and should not be relied upon as such. Following announcement of the proposed merger, Standard & Poor’s indicated that it will maintain its BBB- investment grade rating on our debt, and A.M. Best indicated that it will maintain its B++ rating on our core insurance subsidiaries. There is no assurance, however, that these ratings will be maintained in the future. Any future downgrade in our ratings may cause our policyholders and members to lapse, and may cause some of our agents to sell less of our products or to cease selling our products altogether. Increased lapse rates would reduce our premium revenue and net income. Thus, downgrades in our ratings, should they occur, may adversely affect our business, financial condition and results of operations.

If we fail to properly maintain the integrity of our data and information systems, our business could be materially adversely affected.

        Our business depends significantly on efficient, effective and secure information systems and the integrity and timeliness of the data we use to run our business. We have various information systems which support our operating segments. The information gathered and processed by our management information systems assists us in, among other things, marketing and sales tracking, underwriting, billing, claims processing, medical management, medical care cost and utilization trending, financial and management accounting, reporting, planning and analysis and e-commerce. These systems also support on-line customer service functions, provider and member administrative functions and support tracking and extensive analyses of medical expenses and outcome data.

        Our information systems and applications require an ongoing commitment of significant resources to maintain, protect and enhance existing systems and develop new systems to keep pace with continuing changes in information processing technology, evolving industry and regulatory standards, and changing customer preferences. If the information we rely upon to run our businesses was found to be inaccurate or unreliable, if we fail to properly maintain our information systems and data integrity, or if we fail to successfully update or expand processing capability or develop new capabilities to meet our business needs in a timely manner, we could have operational disruptions, have problems in determining medical cost estimates and establishing appropriate pricing, have customer and physician and other health care provider disputes, lose our ability to produce timely and accurate reports, have regulatory or other legal problems, have increases in operating and administrative expenses, lose existing customers, have difficulty in attracting new customers or in implementing our growth strategies, or suffer other adverse consequences.

        To the extent we fail to maintain effective information systems, we may need to contract for these services with third-party management companies, which may be on less favorable terms to us and significantly disrupt our operations and information flow. In addition, we have outsourced the operation of our data center to independent third parties and may from time to time obtain additional services or facilities from other independent third parties. Dependence on third parties for these services and facilities may make our operations vulnerable to their failure to perform as agreed.

        Furthermore, our business requires the secure transmission of confidential information over public networks. Because of the confidential health information we store and transmit, security breaches could expose us to a risk of regulatory action, litigation, possible liability and loss. Our security measures may be inadequate to prevent security breaches, and our business operations and profitability would be adversely affected by cancellation of contracts, loss of members and potential criminal and civil sanctions if they are not prevented.

        There can be no assurance that our process of improving existing systems, developing new systems to support our expanding operations, integrating new systems, protecting our proprietary information, and improving service levels will not be delayed or that additional systems issues will not arise in the future. Failure to adequately protect and maintain the integrity of our information systems and data may result in a material adverse effect on our financial positions, results of operations and cash flows.

Any failure by us to manage our growing operations or to successfully integrate acquisitions and other significant transactions could harm our financial results, business and prospects.

        As part of our business strategy, we frequently engage in discussions with third parties regarding possible investments, acquisitions, strategic alliances, joint ventures, and outsourcing transactions and often enter into agreements relating to such transactions that are designed to enhance our business objectives. In order to pursue this strategy successfully, we must identify suitable candidates for, and successfully complete, transactions as well as effectively integrate any such acquired companies into our operations. If we fail to identify and successfully complete transactions that further our strategic objectives, we may be required to expend resources to develop products and technology internally, we may be unable to sustain our historical growth rates, we may be put at a competitive disadvantage or we may be adversely affected by negative market perceptions, any of which may have a material adverse effect on our results of operations, financial position or cash flows.

Acquisition risk

        The rapid growth in the size and complexity of our operations has placed, and will continue to place, significant demands on our management, operations systems, accounting systems, internal controls systems and financial resources. As part of our strategy, we have experienced, and expect to continue to experience, considerable growth through acquisitions.

        Acquisitions involve numerous additional risks, some of which we have experienced in the past, including:

•                  difficulties in the integration of operations, technologies, products, systems and personnel of the acquired company;

•                  diversion of financial and management resources from existing operations;

•                  potential increases in policy lapses;

•                  potential losses from unanticipated litigation or levels of claims;

•                  inability to generate sufficient revenue to offset acquisition costs;

•                  loss of key customer accounts: and

•                  loss of key provider contracts or renegotiation of existing contracts on less favorable terms.

        In addition, we generally are required to obtain regulatory approval from one or more governmental agencies when making acquisitions, which may require a public hearing, regardless of whether we already operate a plan in the state in which the business to be acquired is located. We may be unable to comply with these regulatory requirements for an acquisition in a timely manner, or at all. Moreover, some sellers may insist on selling assets that we may not want, including commercial lines of business, or transferring their liabilities to us as part of the sale of their companies or assets. Even if we identify suitable acquisition targets, we may be unable to complete acquisitions or obtain the necessary financing for these acquisitions on terms favorable to us, or at all.

        To the extent we complete an acquisition, we may be unable to realize the anticipated benefits from it because of operational factors or difficulties in integrating the acquisitions with our existing businesses. This may include the integration of: (1) additional employees who are not familiar with our operations; (2) new provider networks, which may operate on terms different from our existing networks; (3) additional members, who may decide to transfer to other healthcare providers or health plans; (4) disparate information technology, claims processing, and record keeping systems; and (5) accounting policies, including those that require a high degree of judgment or complex estimation processes, including estimates of reserves, IBNR claims, valuation and accounting for goodwill and intangible assets, stock-based compensation, and income tax matters.

        For all of the above reasons, we may not be able to successfully implement our acquisition strategy. Furthermore, in the event of an acquisition or investment, you should be aware that we may issue stock that would dilute stock ownership, incur debt that would restrict our cash flow, assume liabilities, incur large and immediate write-offs, incur unanticipated costs, divert management’s attention from our existing business, experience risks associated with entering markets in which we have no or limited prior experience, or lose key employees from the acquired entities.

Internal growth and expansion risk

        Additionally, we are likely to incur additional costs if we develop new product offerings or enter new service areas or states where we do not currently operate, which may limit our ability to expand to, or further expand in, those areas. Our rate of expansion into new geographic areas may also be limited by:

•                  our inability to raise sufficient capital;

•                  the time and costs associated with designing and filing new product forms and recruiting related sales forces to offer in the new area;

•                  the time and costs associated with obtaining regulatory approval to operate in the new area or expanding our licensed service area, as the case may be;

•                  our inability to develop a network of physicians, hospitals, and other healthcare providers that meets our requirements and those of the applicable regulators;

•                  competition, which could increase the costs of recruiting members, reduce the pool of available members, or increase the cost of attracting and maintaining our providers;

•                  the cost of providing healthcare services in those areas;

•                  the cost of implementation and on-going administration of newly developed programs and services,

•                  our inability to achieve sufficient scale of operations to cover the administration and marketing costs associated with entering new markets, and

•                  demographics and population density.

        Our ability to manage our growth and compete effectively will depend, in part, on our success in addressing these demands and risks. Any failure by us to effectively manage our growth could have a material adverse effect on our business, financial condition or results of operations.

Any failure to manage sales and administrative costs could impair profitability.

        The level of our sales and administrative expenses impacts our profitability. While we proactively attempt to effectively manage such expenses, increases in the cost of sales and marketing, staff-related expenses, investment in new products, including our opportunities in the Medicare programs, greater emphasis on small group and individual health insurance products, acquisitions, and implementation of regulatory requirements, among others, may occur from time to time.

        There can be no assurance that we will be able to successfully contain our sales expenses in line with our actual levels of production and our administrative expenses in line with our membership base. This may result in a material adverse effect on our financial position, results of operations and cash flows.

Most of our assets are invested in fixed income securities and are subject to market fluctuations.

        Our investment portfolio consists almost entirely of fixed income securities. The fair market value of these assets and the investment income from these assets fluctuate depending on general economic and market conditions. The fair market value of our investments in fixed income securities generally increases or decreases in an inverse relationship with fluctuations in interest rates, while net investment income realized by us from future investments in fixed income securities will generally increase or decrease with interest rates. In addition, actual net investment income and/or cash flows from investments that carry prepayment risk (such as mortgage-backed and other asset-backed securities) may differ from those anticipated at the time of investment as a result of interest rate fluctuations. Because substantially all of our fixed income securities are classified as available for sale, changes in the market value of our securities are reflected in our balance sheet. Similar treatment is not available for liabilities. Therefore, interest rate fluctuations could adversely affect our results of operations and financial condition.

Legal and regulatory investigations and actions are increasingly common in the insurance and managed care business and may result in financial losses and harm our reputation.

        We face a significant risk of litigation and regulatory investigations and actions in the ordinary course of operating our businesses, including the risk of class action lawsuits. Due to the nature of our businesses, we are subject to a variety of legal and regulatory actions relating to our business operations, including the design, management and offering of products and services. These include and could include in the future:

•                  claims relating to sales or underwriting practices;

•                  claims relating to the methodologies for calculating premiums;

•                  claims relating to the denial or delay of health care benefit payments;

•                  claims relating to claims payments and procedures;

•                  additional premium charges for premiums paid on a periodic basis;

•                  claims relating to the denial, delay or rescission of insurance coverage;

•                  challenges to the use of some software products used in administering claims;

•                  claims relating to our administration of our and MemberHealth’s Medicare Part D and our other healthcare and insurance offerings and MemberHealth’s PBM;

•                  claims by government agencies relating to compliance with laws and regulations;

•                  medical malpractice or negligence actions based on our medical necessity decisions or brought against us on the theory that we are liable for our providers’ alleged malpractice or negligence;

•                  claims relating to product design;

•                  allegations of anti-competitive and unfair business activities;

•                  provider disputes over compensation and termination of provider contracts;

•                  allegations of discrimination;

•                  claims related to the failure to disclose some business practices;

•                  allegations of breaches of duties to customers;

•                  claims relating to inadequate disclosure in our public filings;

•                  allegations of agent misconduct;

•                  claims relating to customer audits and contract performance; and

•                  claims relating to dispensing of drugs associated with our in-house mail order pharmacy.

        Plaintiffs in class action and other lawsuits against us may seek very large or indeterminate amounts, including punitive and treble damages, which may remain unknown for substantial periods of time. We are also subject to various regulatory inquiries, such as information requests, subpoenas and books and record examinations, from state, Federal and international regulators and other authorities. A substantial legal liability or a significant regulatory action against us could have an adverse effect on our business, financial condition and results of operations.

        A description of material legal actions in which we are currently involved is included under “Item 3—Legal Proceedings” and “Commitments and Contingencies” in Note 15 to the consolidated financial statements included in Item 8.—Financial Statements and Supplementary Data of our Form 10-K for the year ended December 31, 2006. On May 21, 2007, counsel for plaintiffs in the Consolidated Action (as defined in the Form 10-K for the year ended December 31, 2006) notified us and other defendants of their intention to file a consolidated amended complaint challenging the terms of the equity investors’ proposed investment with us in connection with our proposed acquisition of MemberHealth. In particular, plaintiffs stated that they intend to allege that the directors failed to fulfill their fiduciary duties to Universal American and its shareholders to maximize shareholder value and preserve the public shareholders’ right to a control premium. On May 25, 2007, at a court conference held at New York Supreme Court, Westchester County, the court indicated that plaintiffs would be permitted to file an amended complaint within two to three weeks following the filing of our preliminary proxy statement and in advance of the next court status conference, scheduled for July 13, 2007. In the conference with the court conducted on July 13, 2007, the plaintiffs requested a further extension of the time to file an amended consolidated complaint. Defendants opposed that request and asked that the consolidated actions be dismissed. The court denied plaintiffs’ request and stated on the record that it would enter an order of dismissal after certain procedural issues relating to the consolidation of the cases were resolved.

        On July 25, 2007, a purported class action entitled “Elizabeth A. Conolly, Thomas McCormack, Shelly Z. Zhang, Green Meadows Partners, James Stellato and Rocco Sorrentino vs. Universal American Financial Corporation, Richard A. Barasch, Lee Equity Partners LLC, Perry Capital LLC, Union Square Partners Management LLC, Welsh, Carson, Anderson & Stowe, Barry Averill, Bradley E. Cooper, Mark M. Harmeling, Bertram Harnett, Linda H. Lamel, Eric W. Leathers, Patrick J. McLaughlin, Robert A. Spass, and Robert F. Wright” was filed in the Supreme Court of the State of New York, County of Westchester (Case No. 13422-07).  The complaint alleges that (i) the defendants who are directors of Universal American allegedly breached fiduciary duties they owed to our shareholders in connection with us entering into our previously announced merger agreement to acquire MemberHealth, Inc. and concurrent agreements with certain equity investors for such equity investors to acquire securities in us (collectively, the “Transactions”), and the defendants who are equity investors purportedly aided and abetted that breach; and (ii) the defendants who are directors of Universal American allegedly breached their duty of candor to our shareholders by failing to disclose material information concerning the Transactions.  The plaintiffs seek, among other things, an injunction against the consummation of the Transactions and damages in an amount to be determined.  We have reviewed the complaint and believe the lawsuit is without merit, and intend to defend against the claims vigorously.

        We cannot predict the outcome of these suits with certainty, and we are incurring expenses in the defense of these matters. We also may be subject to additional litigation in the future. Litigation could materially adversely affect our business or results of operations because of the costs of defending these cases, the costs of settlement or judgments against us, or the changes in our operations that could result from litigation. The defense of any such actions may be time-consuming and costly, and may distract our management’s attention. In addition, we could suffer significant harm to our reputation, which could have an adverse effect on our business, financial condition and results of operations. As a result, we may incur significant expenses and may be unable to effectively operate our business.

        Potential liabilities may not be covered by insurance or indemnity, insurers or indemnifying parties may dispute coverage or may be unable to meet their obligations or the amount of our insurance or indemnification coverage may be inadequate. In addition, some types of damages, like punitive damages, may not be covered by insurance. The cost of business insurance coverage has increased significantly. Insurance coverage for all or some forms of liability may become unavailable or prohibitively expensive in the future. We cannot assure you that we will be able to obtain insurance coverage in the future, or that insurance will continue to be available on a cost-effective basis, if at all.

        The health care industry continues to receive significant negative publicity reflecting the public’s perception of it. This publicity and public perception have been accompanied by increased litigation, including some large jury awards, legislative activity, regulation and governmental review of industry practices. These factors, as well as any negative publicity about us in particular, could adversely affect our ability to market our products or services and to attract and retain members, may require us to change our products or services, may increase the regulatory burdens under which we operate and may require us to pay large judgments or fines. Any combination of these factors could further increase our cost of doing business and adversely affect our financial position, results of operations and cash flows.

The occurrence of natural or man-made disasters could adversely affect our financial condition and results of operation.

        We are exposed to various risks arising out of natural disasters, including earthquakes, hurricanes, floods and tornadoes, and pandemic health events such as avian influenza, as well as man-made disasters, including acts of terrorism and military actions. For example, a natural or man-made disaster could lead to unexpected changes in persistency rates as policyholders and contractholders who are affected by the disaster may be unable to meet their contractual obligations, such as payment of premiums on our insurance policies. The continued threat of terrorism and ongoing military actions may cause significant volatility in global financial markets, and a natural or man-made disaster could trigger an economic downturn in the areas directly or indirectly affected by the disaster. These consequences could, among other things, result in a decline in business and increased claims from those areas. Disasters also could disrupt public and private infrastructure, including communications and financial services, which could disrupt our normal business operations.

        A natural or man-made disaster also could disrupt the operations of our counterparties or result in increased prices for the products and services they provide to us. In addition, a disaster could adversely affect the value of the assets in our investment portfolio if it affects companies’ ability to pay principal or interest on their securities.

Our business may suffer if we are not able to hire and retain sufficient qualified personnel or if we lose our key personnel.

        Our future success depends partly on the continued contribution of our senior management and other key employees. While we currently have employment agreements with certain key executives, these do not guarantee that the services of these executives will continue to be available to us. The loss of the services of any of our senior management, or other key employees, could harm our business. In addition, recruiting and retaining the personnel we require to effectively compete in our markets may be difficult. If we fail to hire and retain qualified employees, we may not be able to maintain and expand our business.

If we fail to effectively execute our operational and strategic initiatives, including our Medicare initiatives, our business could be materially adversely affected.

        Our future performance depends in large part upon our management team’s ability to execute our strategy to position us for the future. This strategy includes opportunities created by the MMA. The MMA offers new opportunities in our Medicare programs, including our HMO and private fee-for-service Medicare Advantage products, as well as Medicare Part D PDPs. We have made substantial additional investments in our Medicare programs to enhance our ability to participate in these programs. Over the past few years we have increased the size of our Medicare geographic reach since the enactment of the MMA through expanded Medicare product offerings. We offer both stand-alone Medicare Part D PDPs and Medicare Advantage plans with prescription drug coverage in addition to our other product offerings. For 2007, we offer Medicare Part D PDPs in 38 states as well as the District of Columbia. We offer private fee-for-service plans in 35 states, up from 15 states in 2006. The growth in our Medicare membership and revenues impacts the pattern of our quarterly earnings, including the timing of membership enrollment and the speed with which the individual members meet their deductibles and cost-sharing obligations.

        Our agreement with CMS, as well as applicable Medicare Part D regulations and federal and state laws, requires us to, among other obligations: (i) comply with certain disclosure, filing, record-keeping and marketing rules; (ii) operate quality assurance, drug utilization management and medication therapy management programs; (iii) support e-prescribing initiatives; (iv) implement grievance, appeals and formulary exception processes; (v) comply with payment protocols, which include the return of overpayments to CMS and, in certain circumstances, coordination with state pharmacy assistance programs; (vi) use approved networks and formularies, and provide access to such networks to any willing pharmacy; (vii) provide emergency out-of-network coverage; and (viii) adopt a comprehensive Medicare and Fraud, Waste and Abuse compliance program. Any contractual or regulatory non-compliance on our part could entail significant sanctions and monetary penalties.

        On June 15, 2007, CMS announced the voluntary participation by us and certain other sponsors of Medicare Advantage PFFS plans to temporarily suspend marketing activities of non-group, individual PFFS plans effective June 22, 2007 until CMS provides us with its approval that our systems and management controls meet all of the conditions specified in CMS’s 2008 Call Letter and May 25, 2007 guidance, which we call collectively, the “Conditions”. While in the process of enhancing our systems and management controls to satisfy the Conditions, Congress passed legislation for the expiration of the continuous enrollment period for PFFS on July 31, 2007, which effectively ends the 2007 PFFS selling season, except for individuals who turn 65 thereafter, and could result in a material adverse effect to our projections based upon a longer selling season. That notwithstanding, we requested CMS’s review and approval of our enhanced systems and management controls that we satisfy the Conditions and will be ready to market non-group, individual PFFS for the 2008 selling season. Subsequent to that review, CMS has notified us that we may resume the marketing of individual PFFS plans.

        In addition, CMS announced that the 2008 PFFS selling season will run from November 15, 2007 through March 31, 2008, which is shorter than the 2007 selling season, which was extended by CMS beyond March 31, 2007. The shorter than anticipated 2008 selling season could have a material adverse effect on our business and results of operations.

Because our Medicare Advantage premiums, which generate most of our Medicare Advantage revenues, are fixed by contract, we are unable to increase our Medicare Advantage premiums during the contract term if our corresponding medical benefits expense exceeds our estimates.

        Most of our Medicare Advantage revenues are generated by premiums consisting of fixed monthly payments per member. We use a significant portion of our revenues to pay the costs of health care services delivered to our members. These costs include claims payments, capitation payments, and various other costs incurred to provide health insurance coverage to our members. Generally, premiums in the health care business are fixed on an annual basis by contract, and we are obligated during the contract period to provide or arrange of the provision of healthcare services as established by the Federal government.

        If our medical expenses exceed our estimates, except in very limited circumstances or as a result of risk score adjustments for member acuity, we will be unable to increase the premiums we receive under these contracts during the then-current terms. Accordingly, costs we incur in excess of our medical cost projections generally are not recovered in the contract year through higher premiums. As a result, our profitability depends, to a significant degree, on our ability to adequately predict and effectively manage our medical expenses related to the provision of healthcare services. Accordingly, the failure to adequately predict and control medical expenses and to make reasonable estimates and maintain adequate accruals for incurred but not reported, or IBNR, claims, may have a material adverse effect on our financial condition, results of operations, or cash flows. If our estimates of reserves are inaccurate, our ability to take timely correction actions or to otherwise establish appropriate premium pricing could be adversely affected. Failure to adequately price our products or to estimate sufficient medical claim reserves may result in a material adverse effect on our financial position, results of operations and cash flows. In addition, to the extent that CMS or Congress takes action to reduce the levels of payments to Medicare Advantage providers, our revenues would be adversely affected.

        We estimate the costs of our future medical claims and other expenses using actuarial methods and assumptions based upon claim payment patterns, cost trends, product mix, seasonality, medical inflation, historical developments, including claim inventory levels and claim receipt patterns, and other relevant factors. We continually review estimates of future payments relating to medical claims costs for services incurred in the current and prior periods and make necessary adjustments to our reserves. However, historically, our medical expenses as a percentage of premium revenue have fluctuated. Factors that may cause medical expenses to exceed our estimates include:

•                  increased utilization of medical facilities and services, including prescription drugs;

•                  increased cost of such services;

•                  our membership mix;

•                  variances in actual versus estimated levels of cost associated with new products, benefits or lines of business, product changes or benefit level changes;

•                  periodic renegotiation of hospital, physician and other provider contracts, or the consolidation of such entities;

•                  membership in markets lacking adequate provider networks;

•                  changes in the demographics of our members and medical trends affecting them;

•                  termination of capitation arrangements resulting in the transfer of membership to fee-for-service arrangements;

•                  possible changes in our pharmacy rebate program with drug manufacturers;

•                  the occurrence of catastrophes, including acts of terrorism, public health epidemics, or severe weather events;

•                  the introduction of new or costly treatments, including new technologies;

•                  medical cost inflation;

•                  government mandated benefits or other regulatory changes; and

•                  contractual disputes with hospitals, physicians and other providers.

        Because of the relatively high average age of the Medicare population, medical expenses for our Medicare Advantage plans may be particularly difficult to control. We may not be able to continue to manage these expenses effectively in the future. If our medical expenses increase, our profits could be reduced or we may not remain profitable.

We derive a substantial portion of our Medicare Advantage health plan revenues and profits from Medicare Advantage health plan operations in Texas, and legislative actions, economic conditions or other factors that adversely affect those operations could materially reduce our revenues and profits.

        We derive a substantial portion of our Medicare Advantage health plan revenues and profits from Medicare Advantage health plan operations in Texas. If we are unable to continue to operate in Texas, or if our current operations in any portion of Texas are significantly curtailed, our revenues will decrease materially. Our reliance on our operations in Texas could cause our revenues and profitability to change suddenly and unexpectedly, depending on legislative actions, economic conditions and similar factors. In addition, our market share in Texas may make it more difficult for us to expand our membership in existing markets in Texas. Our inability to continue to operate in Texas, or a decrease in the revenues or profitability of our Texas operations, would harm our overall operating results.

Our net income may decline if our insurance premium rates are not adequate.

        We set the premium rates on our insurance policies based on facts and circumstances known at the time we issue the policies and on assumptions about numerous variables, including the actuarial probability of a policyholder incurring a claim, the severity and duration of the claim, the mortality rate of our policyholder base, the persistency or renewal rate of our policies in force, our commission and policy administration expenses, and the interest rate earned on our investment of premiums. In setting premium rates, we consider historical claims information, industry statistics and other factors. If our actual claims experience proves to be less favorable than we assumed and we are unable to raise our premium rates, our net income may decrease. We generally cannot raise our premiums in any state unless we first obtain the approval of the insurance regulator in that state. We review the adequacy of our accident and health premium rates regularly and file rate increases on our products when we believe permitted premium rates are too low. When determining whether to approve or disapprove our rate increase filings, the various state insurance departments take into consideration our actual claims experience compared to expected claims experience, policy persistency (which means the percentage of policies that are in-force at certain intervals from the issue date compared to the total amount originally issued), investment income and medical cost inflation. If the regulators do not believe these factors warrant a rate increase, it is possible that we will not be able to obtain approval for premium rate increases from currently pending requests or requests filed in the future. If we are unable to raise our premium rates because we fail to obtain approval for rate increases in one or more states, our net income may decrease. If we are successful in obtaining regulatory approval to raise premium rates, the increased premium rates may reduce the volume of our new sales and cause existing policyholders to let their policies lapse. This would reduce our premium income in future periods. Increased lapse rates also could require us to expense all or a portion of the deferred policy costs relating to lapsed policies in the period in which those policies lapse, reducing our net income in that period.

We hold reserves for expected claims, which are estimated, and these estimates involve an extensive degree of judgment; if actual claims exceed reserve estimates, our results could be materially adversely affected.

        Our benefits incurred expense includes estimates of claims incurred but not reported, or “IBNR”. We, together with our internal and consulting actuaries, estimate our claim liabilities using actuarial methods based on historical data adjusted for payment patterns, cost trends, product mix, seasonality, utilization of healthcare services and other relevant factors. Actual conditions, however, could differ from those assumed in the estimation process, and those differences could be material. Due to the uncertainties associated with the factors used in these assumptions, the actual amount of benefit expense that we incur may be materially more or less than the amount of IBNR originally estimated, and materially different amounts could be reported in our financial statements for a particular period under different conditions or using different assumptions. Adjustments, if necessary, are made to benefits incurred expense when the criteria used to determine IBNR change and when actual claim costs are ultimately determined. If our estimates of IBNR are inadequate in the future, our reported results of operations will be negatively impacted. Further, our inability to estimate IBNR accurately may also affect our ability to take timely corrective actions or otherwise establish appropriate premium pricing, further exacerbating the extent of any adverse effect on our results.

Our reserves for future insurance policy benefits and claims may prove to be inadequate, requiring us to increase liabilities and resulting in reduced net income and shareholders’ equity.

        We calculate and maintain reserves for the estimated future payment of claims to our insurance policyholders using the same actuarial assumptions that we use to set our premiums. For our accident and health insurance business, we establish active life reserves for expected future policy benefits, plus a liability for due and unpaid claims, claims in the course of settlement, and incurred but not reported claims. Many factors can affect these reserves and liabilities, such as economic and social conditions, inflation, hospital and medical costs, changes in doctrines of legal liability and extra-contractual damage awards. Therefore, the reserves and liabilities we establish are necessarily based on extensive estimates, assumptions and prior years’ statistics. When we acquire other insurance companies or blocks of insurance, our assessment of the adequacy of acquired policy liabilities is subject to similar estimates and assumptions. Establishing reserves involves inherent uncertainties, and it is possible that actual claims could materially exceed our reserves and have a material adverse effect on our results of operations and financial condition. Our net income depends significantly upon the extent to which our actual claims experience is consistent with the assumptions we used in setting our reserves and pricing our policies. If our assumptions with respect to future claims are incorrect, and our reserves are insufficient to cover our actual losses and expenses, we would be required to increase our liabilities resulting in reduced net income, statutory surplus and shareholders’ equity.

The availability of reinsurance on acceptable terms and the financial stability of our reinsurers could impact our ability to manage risk and increase the volume of insurance that we sell.

        We utilize reinsurance agreements with larger, financially sound reinsurers to mitigate insurance risks that we underwrite. We enter into reinsurance arrangements with unaffiliated reinsurance companies to limit our exposure on individual claims and to limit or eliminate risk on our non-core or under-performing blocks of business. As of June 30, 2007, we ceded to reinsurers approximately 13% of our gross annualized insurance premium in force, excluding the State of Connecticut employee business, which is 100% ceded to PharmaCare Re. Reinsurance arrangements leave us exposed to two risks: credit risk and replacement risk. Credit risk exists because reinsurance does not relieve us of our liability to our insureds for the portion of the risks ceded to reinsurers. We are exposed to the risk of a reinsurer’s failure to pay in full and in a timely manner the claims we make against them in accordance with the terms of our reinsurance agreements, which could expose our insurance company subsidiaries to liabilities in excess of their reserves and surplus and could expose them to insolvency proceedings. The failure of a reinsurer to make claims payments to us could materially and adversely affect our results of operations and financial condition and our ability to make payments to our policyholders. Replacement risk exists because a reinsurer may cancel its participation on new business issued on advance notice. As a result, we would need to find reinsurance from another source to support our level of new business. The amount and cost of reinsurance available to us is subject, in large part, to prevailing market conditions beyond our control. Because our current reinsurance agreements are non-cancelable for business in force, non-renewal or cancellation of a reinsurance arrangement affects only new business and the reinsurer remains liable on business reinsured prior to non-renewal or cancellation. In the event that current reinsurers cancel their participation on new business, we would seek to replace them, possibly at higher rates. If we are not able to reinsure our life insurance products on acceptable terms, we would consider limiting the amount of such new business issued. A failure to obtain reinsurance on acceptable terms would allow us to underwrite new business only to the extent that we are willing and able to bear the exposure to the new business on our own.

We may experience future lapsation in our Medicare Supplement business.

        We experienced higher than expected lapsation in our Medicare Supplement business beginning in the third quarter of 2005, which continued through the second quarter of 2007. We believe that there are a number of factors contributing to the lapsation, including competitive pressure from other Medicare Supplement companies and Medicare Advantage products, as well as the departure of certain of our sales managers. This excess lapsation required us to accelerate the amortization of the deferred acquisition cost and present value of future profits assets associated with the business that lapsed. We cannot give assurances that lapsation of our Medicare Supplement business will decline from the levels experienced from 2005 to 2007, requiring faster amortization of the deferred costs.

We may experience higher than expected loss ratios in our Medicare Supplement business.

        We may experience higher than expected loss ratios on our Medicare Supplement business. In the past, as a result of higher than anticipated Part B costs (outpatient doctor costs) and skilled nursing facility incidence, we did not see our historical pattern of seasonal reduction in loss ratios in the latter part of the year. We actively seek to obtain appropriate rate action in an effort to reverse the trend in these numbers, however, we can make no assurances that future rate increases will be obtained, or if obtained, will be sufficient. We also cannot give assurance that our Medicare Supplement loss ratio will not continue to increase beyond what we currently anticipate.

We may not be able to compete successfully if we cannot recruit and retain insurance agents.

        We distribute our products principally through career agents and independent agents who we recruit and train to market and sell our products. We also engage managing general agents from time to time to recruit agents and develop networks of agents in various states. We compete with other insurance companies for productive agents, primarily on the basis of our financial position, support services, compensation and product features. It can be difficult to successfully compete for productive agents with larger insurance companies that have higher financial strength ratings than we do. Our business and ability to compete will suffer if we are unable to recruit and retain insurance agents or if we lose the services provided by our managing general agents.

We may be required to refund or reduce premiums if our premium rates are determined to be too high.

        Insurance regulators require that we maintain minimum statutory loss ratios on some of the insurance products that we sell. We must therefore pay out, on average, a specified minimum percentage of premiums as benefits to policyholders. State regulations also mandate the manner in which insurance companies may compute loss ratios and the manner in which compliance is measured and enforced. If our insurance products are not in compliance with state mandated minimum loss ratios, state regulators may require us to refund or reduce premiums.

We have stopped selling annuities and long term care insurance and the premiums that we charge for the long term care policies that remain in force may not be adequate to cover the claims expenses that we incur.

        We have concluded that the sale of long term care insurance and annuities does not fit within our strategic or financial goals. We began to curtail the sale of new long-term care business in 2003, and stopped all new sales at the end of 2004. As of June 30, 2007, approximately, $36.2 million of annualized premium remains in force, of which we retain approximately $24.1 million. The overall block of business continues to generate losses; a portion of the losses we have incurred relate to a specific block of Florida home health care business that we stopped selling in 1999. We stopped selling new annuity business in 2006. There can be no assurance that current premiums we charge will be adequate to cover the claims expenses that we will incur in the future. There is also no assurance that rate increases that we may seek will be approved by the applicable state regulators or, if approved, will be adequate to fully mitigate adverse loss experience.

A reduction in the number of members in our health plans could adversely affect our results of operations.

        A reduction in the number of members in our health plans could adversely affect our results of operations. Factors that could contribute to the loss of membership include:

•                  competition in premium or plan benefits from other health care benefit companies;

•                  reductions in the number of employers offering health care coverage;

•                  competition from physicians or other provider groups who may elect to form their own health plans;

•                  reductions in work force by existing customers;

•                  our increases in premiums or benefit changes;

•                  our exit from a market or the termination of a health plan;

•                  negative publicity and news coverage relating to our company or the managed health care industry generally; and

•                  catastrophic events, including natural disasters and man-made catastrophes, and other unforeseen occurrences.

We have incurred and may in the future incur significant expenses in connection with the implementation and expansion of our new Medicare Advantage plans, which could adversely affect our operating results.

        For the 2007 selling season, we expanded the markets in which we offer our Medicare Advantage products, including expansion of our private fee-for-service plans from 15 to 35 states and expansion of our HMO plans to new markets in Florida, North Texas and Wisconsin. In connection with this expansion, we have incurred expenses to upgrade and improve our infrastructure, technology, and systems to manage these products, and will in the future incur additional expenses. In particular, our expenses incurred in connection with the implementation and expansion of our Medicare Advantage program included the following:

•                  hiring and training of personnel to establish and manage systems, operations, regulatory relationships, and materials;

•                  systems development and upgrade costs, including hardware, software and development resources;

•                  marketing and sales;

•                  enrolling new members;

•                  developing and distributing member materials such as ID cards and member handbooks; and

•                  handling sales inquiry and customer service calls.

        There can be no assurance that such expenditures will be recouped or will result in profitable operations, currently, or in the future.

Our stock price and trading volume may be volatile.

        From time to time, the price and trading volume of our common stock may experience periods of significant volatility. Company-specific issues and developments generally in the health care and insurance industries (including the regulatory environment) and the capital markets may cause this volatility. Our stock price and trading volume may fluctuate in response to a number of events and factors, including:

•                  variations in our operating results;

•                  changes in the market’s expectations about our future operating results;

•                  changes in financial estimates and recommendations by securities analysts concerning our company or the health care or insurance industries generally;

•                  operating and stock price performance of other companies that investors may deem comparable;

•                  news reports relating to trends in our markets;

•                  changes in the laws and regulations affecting our business;

•                  acquisitions and financings by us or others in our industry; and

•                  sales of substantial amounts of our common stock by our directors and executive officers or principal shareholders, or the perception that such sales could occur.

If we are unable to maintain effective internal controls over financial reporting, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the price of our common stock.

        Because of our status as a public company, we are required to enhance and test our financial, internal, and management control systems to meet obligations imposed by the Sarbanes-Oxley Act of 2002, including control systems relating to our corporate governance, corporate control, internal audit, disclosure controls and procedures, and financial reporting and accounting systems. If we are unable to timely identify, implement, and conclude that we have effective internal controls over financial reporting or if our independent auditors are unable to conclude that our internal controls over financial reporting are effective, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our common stock. Our assessment of our internal controls over financial reporting may also uncover weaknesses or other issues with these controls that could also result in adverse investor reaction. These results may also subject us to adverse regulatory consequences.

State insurance laws and anti-takeover provisions in our organizational documents could make an acquisition of us more difficult and may prevent attempts by our shareholders to replace or remove our current management.

        Provisions of state insurance laws and in our certificate of incorporation and bylaws, as well as the percentage of our common stock owned by our management, directors and private equity investors, including the equity investors, may delay or prevent an acquisition of us or a change in our management or similar change in control transaction, including transactions in which shareholders might otherwise receive a premium for their shares over then current prices or that shareholders may deem to be in their best interests. In addition, these provisions may frustrate or prevent any attempts by our shareholders to replace or remove our current management by making it more difficult for shareholders to replace members of our board of directors. Because our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our shareholders to replace current members of our management team.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL AMERICAN FINANCIAL CORP.
By:	/s/ Robert A. Waegelein
Robert A. Waegelein
Executive Vice President and Chief Financial Officer

Date:  August 8, 2007